Exhibit 4.39

DATED   May 3    2024

STEPHANIA SHIPPING LTD

and

MONICA SHIPOWNERS LTD

and

NATIONAL BANK OF FUJAIRAH PJSC

___________________________

USD 45,000,000

SECURED LOAN AGREEMENT

in connection with

m.v. "MONICA" and m.v. "STEPHANIA K"

___________________________

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1
2.	THE LOAN	17
3.	PURPOSE	17
4.	CONDITIONS OF UTILISATION	17
5.	ADVANCE	18
6.	REPAYMENT	19
7.	INTEREST	22
8.	INTEREST PERIODS	23
9.	CHANGES TO THE CALCULATION OF INTEREST	23
10.	FEES	24
11.	TAX GROSS UP AND INDEMNITIES	24
12.	INCREASED COSTS	28
13.	OTHER INDEMNITIES	29
14.	MITIGATION BY THE LENDER	31
15.	COSTS AND EXPENSES	31
16.	ACCOUNTS	32
17.	ADDITIONAL SECURITY	33
18.	REPRESENTATIONS	35
19.	INFORMATION UNDERTAKINGS	40
20.	FINANCIAL COVENANTS	43
21.	GENERAL UNDERTAKINGS	44
22.	INSURANCE UNDERTAKINGS	49
23.	VESSEL UNDERTAKINGS	53
24.	EVENTS OF DEFAULT	58
25.	CHANGES TO THE LENDER	62
26.	CHANGES TO THE OBLIGORS	64
27.	APPLICATION OF PROCEEDS	64
28.	CONDUCT OF BUSINESS BY THE LENDER	65
29.	PAYMENT MECHANICS	65
30.	SET-OFF	67
31.	NOTICES	67
32.	CALCULATIONS AND CERTIFICATES	69
33.	PARTIAL INVALIDITY	69
34.	REMEDIES AND WAIVERS	70
35.	CONFIDENTIALITY	70
36.	COUNTERPARTS	72
37.	AMENDMENTS	72

38.	JOINT AND SEVERAL LIABILITY	75
39.	GOVERNING LAW	76
40.	ENFORCEMENT	76

THIS LOAN AGREEMENT is made on          May 3          2024

BETWEEN:

(1)

STEPHANIA SHIPPING LTD, a corporation incorporated under the laws of the Republic of Liberia with registration number C-123897 and registered address at 80 Broad Street, Monrovia, Liberia (the "Borrower A");

(2)

MONICA SHIPOWNERS LTD, a corporation incorporated under the laws of the Republic of Liberia with registration number C-123895 and registered address at 80 Broad Street, Monrovia, Liberia (the "Borrower B" and together with Borrower A, the "Borrowers"); and

(3)

NATIONAL BANK OF FUJAIRAH PJSC, a public joint stock company incorporated under the laws of the Emirate of Fujairah, United Arab Emirates, acting through the Facility Office (the "Lender"),

(each a "Party" and together, the "Parties").

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Account Holder" means the Lender or any other bank or financial institution which at any time, with the Lender's prior written consent, holds the Accounts.

"Accounts" means the Earnings Accounts and the DSRA Account.

"Account Security Deed" means a first priority account security deed in respect of all amounts from time to time standing to the credit of the Accounts.

"Accounting Principles" means US GAAP.

"Administration" has the meaning given to that term in paragraph 1.1.3 of the ISM Code.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Annex VI" means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

"Approved Classification Society" means, as at the date of this Agreement, the classification society in relation to a Vessel specified in SCHEDULE 4 (Vessels' Details), DNV, Bureau Veritas, Lloyd’s Register, ABS and RINA or any other classification society approved in writing by the Lender.

"Approved Insurance Brokers" means such firms of insurance brokers appointed by a Borrower from time to time approved in writing by the Lender.

"Approved Insurers" means companies, underwriters, protection and indemnity clubs or associations that provide insurance cover for a Vessel during the Facility Period and:

(a)	are members of the Lloyds Syndicate (benefiting from the Lloyds security pool);

(b)	have S&P Global Rating of AA- or higher;

(c)	have Moody's rating of Aa3 or higher; or

(d)	are approved in writing by the Lender.

"Approved Valuer" means each of Barry Rogliano Salles, Braemar ACM, Clarksons, Fearnleys, Galbraith Limited, M3 Marine Group, Maersk Brothers, Poten & Partners, RS Platou & Co., Pareto Shipbrokers and any other reputable, independent and first-class firm of ship brokers jointly approved in writing by the Borrowers and the Lender.

"Assigned Property" means the Insurances, the Earnings, the Charter Rights, the Charter Guarantee Rights and the Requisition Compensation.

"Assignments means:

(a)	first priority deeds of assignment of the Insurances, Earnings, Charter Rights and Requisition Compensation of the Vessels from the Borrowers;

(b)

first priority deeds of assignment of the Insurances, Earnings, Charter Rights, and Requisition Compensation of the Vessels from the Future Charterers, including agreements whereby the Future Charterers' interests under the Charters are subordinated to the interests of the Secured Parties under the Mortgages; and

(c)	first priority assignments of the Insurances from the Managers contained in the Managers' Undertakings.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

"Availability Period" means the period from and including the date of this Agreement to and including six (6) months from the date of this Agreement or such later date as may be agreed by the Lender (in their sole discretion).

"Balloon Amount" means an amount equal to 50% of the amount of each Utilisation.

"Builders" means the persons specified as such in SCHEDULE 4 (Vessels' Details).

"Building Contracts" means:

(a)

the shipbuilding contract dated 18 March 2022 on the terms and subject to the conditions of which the Builders have agreed to construct the Vessel A and deliver it to the Borrower as amended and supplemented by addendum dated 4 April 2024; and

(b)

the contract dated 18 March 2022 on the terms and subject to the conditions of which the Builders have agreed to construct the Vessel B and deliver it to the Borrower as amended and supplemented by addendum dated 4 April 2024.

"Business Day" means a day (other than a Saturday or Sunday or a public holiday):

(a)	on which banks are open for general business in:

(i)	Dubai, United Arab Emirates;

(ii)	Seoul, Korea;

(iii)	London, UK;

(iv)	New York, USA; and

(v)	Athens, Greece; and

(b)	(in relation to the fixing of an interest rate) which is a US Government Securities Business Day.

"Change of Control" means the Nominated Family Members or any funds controlled by the Nominated Family Members cease directly or indirectly to:

(a)

have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control the casting of, nineteen point nine per cent (19.9%) or more of the maximum number of votes that might be cast at a general meeting of the Guarantor and/or any Borrower; or

(b)	hold beneficially nineteen point nine per cent (19.9%) of the share capital of the Guarantor and/or any Borrower.

"Charter Rights" means the benefit of any relevant Future Charter and any and all Earnings due and/or to become due to the relevant Borrower under or pursuant to such Future Charter.

"Code" means the US Internal Revenue Code of 1986.

"Commitment Fee" means the commitment fee to be paid by the Borrowers to the Lender under Clause 10.1 (Commitment Fee).

"Compliance Certificate" means a certificate substantially in the form set out in SCHEDULE 3 (Form of Compliance Certificate).

"Confidential Information" means all information relating to any Obligor, any other member of the Group, the Finance Documents or the Loan of which the Lender becomes aware in its capacity as, or for the purpose of becoming, the Lender or which is received by the Lender in relation to, or for the purpose of becoming the Lender under, the Finance Documents or the Loan from any Obligor, any other member of the Group or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 35 (Confidentiality); or

(b)	is identified in writing at the time of delivery as non-confidential by any Obligor ,any other member of the Group or any of its advisers; or

(c)

is known by the Lender before the date the information is disclosed to it by any Obligor, any other member of the Group or any of its advisers or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with any Obligor or any other member of the Group and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; or

(d)	is a Funding Rate or a Reference Bank Quotation.

"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the Loan Market Association at the relevant time.

"Default" means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Delegate" means any delegate, agent or attorney or co-trustee appointed by the Lender as holder of any of the Security Documents.

"Delivery Date" means the date of delivery of a Vessel to a Borrower by a Builder under a Building Contract as evidenced by the executed, timed and dated protocol of delivery and acceptance.

"Disruption Event" means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems- related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"DOC" means, in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration under paragraph 13.2 of the ISM Code.

"Drydocking Expenses" means expenses properly and reasonably incurred by a Borrower in connection with the drydocking of a Vessel.

"DSRA Account" means a USD debt service reserve account to be held with the Lender designated as the "DSRA Account".

"Earnings" means all hires, freights, passage moneys, pool income and other sums payable to or for the account of a Borrower in respect of a Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of a Vessel.

"Earnings Accounts" means the bank accounts to be opened in the names of the Borrowers respectively with the Lender and each designated an "Earnings Account".

"Encumbrance" means a mortgage, charge, assignment, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.

"Environmental Claim" means any claim, proceeding, formal notice or investigation by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)	any release, emission, spill or discharge into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from a Vessel; or

(b)

any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than a Vessel and which involves a collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and a Vessel, any Obligor, any operator or manager of a Vessel or any combination of them is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Vessel and in connection with which a Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or where any Obligor, any operator or manager of a Vessel or any combination of them is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

"Environmental Law" means any present or future law or regulation relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"Event of Default" means any event or circumstance specified as such in Clause 24.1 (Events of Default).

"Facility Letter" means the final term sheet in relation to this Agreement signed by the Lender to the Guarantor.

"Facility Office" means the office of the Lender through which it will perform its obligations under this Agreement.

"Facility Period" means the period beginning on the date of this Agreement and ending on the date when the whole of the Indebtedness has been irrevocably paid in full and the Obligors have ceased to be under any further actual or contingent liability to the Lender under or in connection with the Finance Documents.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in (a); or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in (a) or (b) with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Finance Documents" means this Agreement, the Facility Letter, the Security Documents, any Compliance Certificate, any Utilisation Request, any document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Indebtedness and any other document designated as such by the Lender and the Borrowers.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)

the amount of any liability in respect of any lease or hire purchase contract, a liability under which would, in accordance with the Accounting Principles, be treated as a balance sheet financial liability (excluding operating lease liabilities as per IFRS 19);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not an Obligor or a member of the Group which liability would fall within one of the other sections of this definition;

(h)

any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the end of the Facility Period or are otherwise classified as borrowings under the Accounting Principles;

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 30 days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in (a) to (j).

"Future Charter" means any contract for the operation, employment or use of a Vessel which (inclusive of any extension option) is capable of exceeding twelve (12) months and is entered into by a Borrower (as the owner of a Vessel) with the Future Charterer after the date of this Agreement.

"Future Charterer" means any person who enters into a Future Charter (as operator, employer or user of the Vessels) with the Borrowers (as owners of the Vessels).

"Group" means the Guarantor and each of the Subsidiaries for the time being.

"Guarantee" means a guarantee and indemnity in respect of the obligations of each other Obligor granted by each Guarantor.

"Guarantor" means Euroseas Ltd., a corporation incorporated under the laws of the Republic of the Marshall Islands with registration number 14606 and registered address at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands, MH96960 listed on NASDAQ Stock Market and/or (where the context permits) any other person who shall at any time during the Facility Period give to the Lender a guarantee and/or indemnity for the payment of all or part of the Indebtedness.

"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary.

"IAPPC" means a valid international air pollution prevention certificate for a Vessel issued under Annex VI.

"IEEC" means a valid international energy efficiency certificate for a Vessel issued under Annex VI.

"Indebtedness" means the aggregate from time to time of:

(a)	the amount of the Loan outstanding;

(b)	all accrued and unpaid interest on the Loan; and

(c)	all other sums of any nature (together with all accrued and unpaid interest on any of those sums) payable to the Lender under all or any of the Finance Documents.

"Insurances" means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with a Vessel or her increased value or (if loss of hire insurances is taken out at a Borrower's discretion) her Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium.

"Interest Payment" means the aggregate amount of interest that is, or is scheduled to become, payable under any Finance Document.

"Interest Period" means each period determined in accordance with Clause 8 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 7.3 (Default interest).

"Interpolated Term SOFR" means, in relation to any Loan, the rate which results from interpolating on a linear basis between:

(a)	either:

(i)	the applicable Term SOFR (as of the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Loan; or

(ii)	if no such Term SOFR is available for a period which is less than the Interest Period of the Loan, SOFR for the day which is two US Government Securities Business Days before the Quotation Day; and

(b)	the applicable Term SOFR (as of the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Loan.

"ISM Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention.

"ISM Company" means, at any given time, the company responsible for a Vessel's compliance with the ISM Code under paragraph 1.1.2 of the ISM Code.

"ISPS Code" means the International Ship and Port Facility Security Code.

"ISSC" means a valid international ship security certificate for a Vessel issued under the ISPS Code.

"Joint Venture" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

"Legal Opinion" means any legal opinion delivered to the Lender under Clause 4 (Conditions of Utilisation).

"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

"Loan" means the aggregate amount of the Tranches advanced or to be advanced by the Lender to the Borrowers under Clause 2 (The Loan) or, where the context permits, the principal amount of the Tranches advanced and for the time being outstanding.

"LTV Coverage" has the meaning given to that term in Clause 17.1 (LTV Coverage).

"LTV Coverage Value" means the aggregate of:

(a)	the Market Value of a Vessel;

(b)	any cash remaining in the DSRA Account; and

(c)

the value of any additional security (such value to be (i) the face amount of the deposit (in the case of cash), (ii) conclusively determined by appropriate advisers appointed by the Lender (in the case of other charged assets other than a vessel); and

(d)	the Market Value of any additional vessels provided as security to the Lender.

"Management Agreements" means:

(a)	entered or to be entered into on or around the Delivery Date for the Vessel A between the Borrower A and the Manager for the commercial and technical management of the Vessel A; and

(b)	the agreement dated entered or to be entered into on or around the Delivery Date for the Vessel B between the Borrower B and the Manager for the commercial and technical management of the Vessel B.

"Manager" means Eurobulk Ltd., a corporation incorproated in the Republic of Liberia with registration number C-76744 or any other company which the Lender may approve from time to time as the commercial and/or technical manager of a Vessel.

"Manager's Undertaking" means written undertaking of the Manager in form and substance acceptable to the Lender.

"Margin" means one point ninety-five per cent (1.95%) per annum.

"Market Disruption Rate" means the Reference Rate.

"Market Value" means the value of a Vessel or any other vessel over which additional security has been created or which is being offered as additional security in accordance with Clause 17 (Additional Security) conclusively (in the absence of manifest error) determined by an Approved Valuer appointed by the Lender on the basis of a charter-free sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer and evidenced by a valuation of that Vessel or vessel addressed to the Lender certifying a value for that Vessel or vessel.

"Material Adverse Effect" means in the reasonable opinion of the Lender a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Obligor; or

(b)	the ability of any Obligor to perform its obligations under any Finance Document to which it is a party in accordance with its terms; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any Encumbrance granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of the Lender under any of the Finance Documents.

"Maximum Loan Amount" means the lower of:

(a)	seventy per cent (70%) of the aggregate Market Value of the Vessels;

(b)	seventy per cent (70%) of the aggregate Shipbuilding Cost of the Vessels; and

(c)	USD 45,000,000 (United States Dollars forty-five million).

"Month" means, in relation to an Interest Period (or any other period for the accrual of commission or fees) a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

subject to paragraph (c) below, if the numerically corresponding day in the calendar month in which that period is to end is not a Business Day, that period shall end on the next Business Day in that calendar month if there is one or, if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"Mortgages" means first preferred mortgages over the Vessels.

"Mortgagees' Insurances" means all policies and contracts of mortgagees' interest insurance, mortgagees' additional perils (oil pollution) insurance and any other insurance from time to time taken out by the Lender in relation to a Vessel.

"Nominated Family Members" means the family members advised to the Lender by the Borrowers in writing on or before the date of this Agreement.

"Obligatory Insurances" means the insurances and entries referred to in Clause 22.1 (Maintenance and amounts of Obligatory Insurances) and, where applicable, those referred to in Clauses 22.4 (Compliance with terms of Obligatory Insurances) and/or 23.12.1 (Restrictions on employment) in relation to a Vessel.

"Obligor" means each Borrower and each Guarantor.

"Operating Expenses" means expenses properly and reasonably incurred by a Borrower in connection with the operation, crewing, employment, maintenance, repair and insurance of a Vessel (including management fees, administration costs and legal expenses directly in connection with of a Vessel).

"Original Financial Statements" means the audited consolidated financial statements of the Guarantor and its subsidiaries (including the Borrowers) for the financial year ended 31 December 2023.

"Original Jurisdiction" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.

"Party" means a party to this Agreement.

"Permitted Disposal" means any sale, lease, licence, transfer or other disposal:

(a)	of assets (other than a Vessel) in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash);

(b)	of obsolete or redundant equipment for cash;

(c)	arising as a result of any Permitted Encumbrance;

(d)	of a Vessel in accordance with this Agreement; or

(e)	with the prior written approval of the Lender (which, in respect of a Vessel, shall not be unreasonably withheld).

"Permitted Distribution" means the payment of a dividend by a Borrower to the Guarantor (as shareholder) provided that the payment is made when no Event of Default has occurred and is continuing or would occur immediately after the making of the payment.

"Permitted Encumbrance" means:

(a)	any Transaction Encumbrance;

(b)	any Encumbrance which has the prior written approval of the Lender;

(c)

any Encumbrance arising by operation of law and in the ordinary course of business (including (without limitation) in connection with operation, repair and maintenance of a Vessel, for Master's or crew wages, for salvage or for Master’s disbursements) and not as a result of any default or omission by an Obligor or any other member of the Group; or

(d)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal.

"Permitted Financial Indebtedness" means:

(a)	arising under a Permitted Encumbrance;

(b)	arising under operating leases and, for the avoidance of doubt, any vessels chartered-in as part of the Group’s cross-chartering business;

(c)	which has the prior written approval of the Lender and provided that the LTV Coverage has not been breached.

"Permitted Transaction" means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Encumbrance or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)

the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group; or

(c)

transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of any Encumbrance or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm's length terms.

"Prepayment Date" has the meaning given to that term in Clause 6.6.1.

"Prepayment Fee" means a fee of an amount equal to:

(a)	two per cent (2%) of the amount prepaid if that voluntary prepayment occurs before the second (2nd) anniversary of the date of this Agreement; and

(b)

one per cent (1%) of the amount prepaid if that voluntary prepayment occurs on or after the second anniversary of the date of this Agreement and before the fourth (4th) anniversary of the date of this Agreement.

"Prohibited Person" means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.

"Quasi-Security" has the meaning given to that term in Clause 21.9 (Negative pledge).

"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two US Government Securities Business Days before the first day of that period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Lender in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

"Reference Rate" means, in relation to any Tranche:

(a)	the applicable Term SOFR as of the Quotation Day and for a period equal in length to the Interest Period of that Tranche; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Term SOFR),

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

"Relevant Documents" means the Finance Documents, the Building Contracts, any Future Charters, the Management Agreements, the Managers' Undertakings, each Obligor's constitutional documents.

"Relevant Jurisdiction" means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset (other than a Vessel) subject to or intended to be subject to a Security Document to be executed by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

"Relevant Market" means the market for overnight cash borrowing collateralised by US Government securities.

"Repayment Date" means each date for payment of a Repayment Instalment in accordance with Clause 6 (Repayment).

"Repayment Instalment" means any instalment of a Tranche to be repaid by the Borrowers under Clause 6 (Repayment).

"Repeating Representations" means each of the representations set out in Clause 18.1.1 (Status) to Clause 18.1.6 (Governing law and enforcement), Clause 18.1.10 (No default) to

Clause 18.1.19 (Pari passu ranking), Clause 18.1.23 (No immunity), Clause 18.1.24 (Money laundering), Clause 18.1.27 (Centre of main interest and establishment) and Clause 18.1.26 (Valuations).

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Requisition Compensation" means all compensation or other money which may from time to time be payable to a Borrower as a result of a Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

"Sanctions" means any applicable sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)

imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or the United States of America whether or not any Obligor, any other member of the group or any Affiliate is legally bound to comply with the foregoing;

(b)	with respect to the Borrowers only, imposed by law or regulation of the United Arab Emirates whether or not the Borrowers are legally bound to comply with the foregoing; or

(c)

otherwise imposed by any law or regulation by which any Obligor, any other member of the Group or any Affiliate of any of them is bound or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Obligor, any other member of the Group or any Affiliate of any of them.

"Secured Parties" means the Lender and any Receiver or Delegate.

"Security Assets" means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Encumbrances.

"Security Documents" means the Guarantee, the Shares Securities, the Mortgages, the Assignments, the Account Security Deed, the Manager's Undertakings or (where the context permits) any one or more of them, and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness.

"Shipbuilding Cost" means the cost of the Vessels in accordance with the Building Contracts (including, for the avoidance of doubt, the cost of any extras agreed with the Builders in accordance with the Building Contracts).

"Shares Securities" means first priority pledges of all the issued shares of the Borrowers.

"SMC" means a valid safety management certificate issued for a Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code.

"SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

"Subsidiary" means, in relation to any person, a person:

(a)	which is controlled, directly or indirectly, by the first mentioned person;

(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned person; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned person.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

"Termination Date" means the date on which the final Repayment Instalment falls due for payment which date shall be no later than 10 years from the date of first Utilisation.

"Threshold Amount" means USD 1,000,000 (United States Dollars one million) or its equivalent in any other currency.

"Total Loss" means:

(a)	an actual, constructive, arranged, agreed or compromised total loss of a Vessel; or

(b)	the requisition for title or compulsory acquisition of a Vessel by any government or other competent authority (other than by way of requisition for hire); or

(c)

the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of a Vessel (not falling within (b)), unless that Vessel is released and returned to the possession of the relevant Borrower or the Future Charterer within seventy five (75) days after the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture in question.

"Total Loss Date" means, in relation to the Total Loss of a Vessel:

(a)	in the case of an actual loss of that Vessel, the date on which it occurred or, if that is unknown, the date when that Vessel was last heard of;

(b)	in the case of a constructive, arranged, agreed or compromised Total Loss of that Vessel, the earlier of:

(i)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with that Vessel's insurers in which the insurers agree to treat that Vessel as a Total Loss; and

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Lender (acting reasonably) that the event constituting the Total Loss occurred.

"Tranche" means each of Tranche A and Tranche B.

"Tranche A" means:

(a)	the lower of:

(i)	seventy per cent (70%) of the Market Value of the Vessel A;

(ii)	seventy per cent (70%) of the Shipbuilding Cost of the Vessel A; and

(iii)	USD 22,500,000 (United States Dollars twenty-two point five million); or

(b)	where the context permits, the aggregate principal amount so advanced and for the time being outstanding.

"Tranche B" means:

(a)	the lower of:

(i)	seventy per cent (70%) of the Market Value of the Vessel B;

(ii)	seventy per cent (70%) of the Shipbuilding Cost of the Vessel B; and

(iii)	USD 22,500,000 (United States Dollars twenty-two point five million); or

(b)	where the context permits, the aggregate principal amount so advanced and for the time being outstanding.

"Transaction Encumbrances" means the Encumbrances created or evidenced or expressed to be created or evidenced under the Security Documents in accordance with their terms.

"Treasury Transactions" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

"Unpaid Sum" means any sum due and payable but unpaid by any Obligor under the Finance Documents.

"US" means the United States of America.

"US GAAP" means generally accepted accounting principles in the United States for financial reporting.

"US Government Securities Business Day" means a day other than:

(a)	a Saturday or Sunday; and

(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

"US Tax Obligor" means:

(a)	a Borrower which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

"Utilisation" means any part of a Tranche advanced or to be advanced pursuant to a Utilisation Request.

"Utilisation Date" means the date on which the relevant Utilisation is advanced under Clause 5 (Advance).

"Utilisation Request" means a notice substantially in the form set out in SCHEDULE 2 (Utilisation Request).

"VAT" means:

(a)	any value added tax imposed by the United Arab Emirates under Federal Law No 8/2017 (as amended from time to time);

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in (b), or imposed elsewhere.

"Vessels" means Vessel A and Vessel B.

"Vessel A" means the vessel "STEPHANIA K" with IMO number 9971018, details of which are set out in SCHEDULE 4 (Vessels' Details).

"Vessel B" means the vessel "MONICA" with IMO number 9971006, details of which are set out in SCHEDULE 4 (Vessels' Details).

1.2	Construction

Unless a contrary indication appears, any reference in this Agreement to:

1.2.1

the "Lender", any "Borrower", any "Obligor", any "Secured Party" or any "Party" shall be construed so as to include its successors in title, permitted assignees and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

1.2.2	"assets" includes present and future properties, revenues and rights of every description;

1.2.3

a Lender's "cost of funds" in relation to its participation in a Tranche is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Tranche for a period equal in length to the Interest Period of that Tranche;

1.2.4

a "Finance Document", a "Security Document", a "Relevant Document" or any other agreement or instrument is a reference to that Finance Document, Security Document, Relevant Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time;

1.2.5

"guarantee" means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

1.2.6	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

1.2.7

a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

1.2.8

a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

1.2.9	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

1.2.10	a time of day (unless otherwise specified) is a reference to London time.

1.3	Rate for a period equal in length

The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

1.4	Headings

Section, Clause and Schedule headings are for ease of reference only.

1.5	Defined terms

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.6	Default

An Event of Default is "continuing" if it has not been remedied or waived. A Default is "continuing" if it has not been remedied or waived.

1.7	Reference to a page or screen

A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

1.7.1	any replacement page of that information service which displays that rate; and

1.7.2	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Lender after consultation with the Borrowers.

1.8	Reference to a Central Bank Rate

A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

1.9	Currency symbols and definitions

"$", "USD" and "dollars" denote the lawful currency of the United States of America.

1.10	Third party rights

1.10.1

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

1.10.2	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.10.3	Any Receiver or Delegate may, subject to this Clause 1.10 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

1.11	Offer letter

This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between the Lender and the Borrowers or their representatives before the date of this Agreement.

1.12	Sanctions

1.12.1	In this Clause 1.12, "Sanctions Provisions" means the representations and warranties given in Clause 18.1.25 (Sanctions) and the undertakings given in Clause 21.27 (Sanctions).

1.12.2

The Sanctions Provisions shall only apply for the benefit of the Lender to the extent that the making, the receiving of the benefit of and/or, where applicable, the repetition of these representations and warranties, and the compliance with these undertakings do not result in a violation of or conflict with:

(a)

any provision of Council Regulation (EC) 2271/1996 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom;

(b)

if applicable, any provision of Council Regulation (EC) 2271/1996 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom (as it forms part of the domestic law of the United Kingdom by virtue of the 2018 Withdrawal Act) and any provisions of the Sanctions and Anti-Money Laundering Act 2018; and

(c)	any similar applicable anti-boycott law or regulation.

2.	THE LOAN

Subject to the terms of this Agreement, the Lender agrees to make available to the Borrowers on a joint and several basis a term loan not exceeding in aggregate the Maximum Loan Amount comprising Tranche A and Tranche B of equal amounts.

3.	PURPOSE

3.1	Purpose

The Borrowers shall apply the Loan:

3.1.1	towards the payment of the purchase price of the relevant Vessel under the relevant Building Contract in exchange for delivery of that Vessel; and

3.1.2	any balance following the payment under Clause 3.1.1, towards its working capital.

3.2	Monitoring

The Lender shall not be bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrowers may not deliver the first Utilisation Request unless the Lender has received all of the documents and other evidence listed in Part I (Initial conditions precedent to delivery of Utilisation Request) of SCHEDULE 1 (Conditions Precedent and Subsequent) in form and substance satisfactory to the Lender. The Lender shall notify the Borrowers promptly upon being so satisfied.

4.2	Delivery conditions precedent

The Borrowers are not entitled to have any Utilisation advanced on a Delivery Date unless the Lender has received the additional documents and other evidence listed in Part II (Delivery conditions precedent) of SCHEDULE 1 (Conditions Precedent and Subsequent). Whether or not a Utilisation is advanced on a Delivery Date, the Borrowers undertake to deliver or to cause to be delivered to the Lender on each Delivery Date the additional documents and other evidence listed in Part II (Delivery conditions precedent) of SCHEDULE 1 (Conditions Precedent and Subsequent).

4.3	Further conditions precedent

The Lender will only be obliged to advance a Utilisation if on the date of the relevant Utilisation Request and on the proposed Utilisation Date:

4.3.1	no Event of Default has occurred and is continuing or would result from the advance of that Utilisation; and

4.3.2	the representations made by each Borrower under Clause 18 (Representations) are true.

4.4	Delivery conditions subsequent

The Borrowers undertake to deliver or cause to be delivered to the Lender within the time limits set out in Part V (Delivery conditions subsequent) of SCHEDULE 1 (Conditions precedent and subsequent) or such other time limits as the Lender may agree in their sole discretion in writing, the documents and other evidence listed in Part III (delivery conditions subsequent) of SCHEDULE 1 (Conditions Precedent And Subsequent).

4.5	No waiver

4.5.1

If the Lender agrees to allow the Borrowers to deliver a Utilisation Request or to advance a Utilisation to the Borrowers before all of the documents and evidence required by Clause 4.1 (Initial conditions precedent) and/or Clause 4.2 (Delivery conditions precedent) have been delivered to or to the order of the Lender, the Borrowers undertake to deliver all outstanding documents and evidence to or to the order of the Lender no later than thirty (30) days after the relevant Utilisation Date or such other date specified by the Lender.

4.5.2

The advance of a Utilisation under this Clause 4.5 shall not be taken as a waiver of the Lender's right to require production of all the documents and evidence required by Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Delivery conditions precedent).

4.6	Form and content

All documents and evidence delivered to the Lender under this Clause shall:

4.6.1	be in form and substance acceptable to the Lender; and

4.6.2	if required by the Lender, be certified, notarised, legalised or attested in a manner acceptable to the Lender.

4.7	Vessel specified

References in SCHEDULE 1 (Conditions Precedent and Subsequent) to "the Vessel" or to any person, document or date relating to a Vessel shall be deemed to relate solely to the Vessel specified in the relevant Utilisation Request or to any person, document or date relating to that Vessel respectively.

5.	ADVANCE

5.1	Delivery of a Utilisation Request

The Borrowers may request a Utilisation to be advanced by delivery to the Lender of a duly completed Utilisation Request not more than ten (10) Business Days before the proposed Utilisation Date and not later than one (1) Business Day before the proposed Utilisation Date.

5.2	Purpose of a Utilisation Request

The Utilisation Request can be requested in connection of funding a delivery instalment which a Borrower will have to make to the Builders.

5.3	Completion of a Utilisation Request

A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

5.3.1	it is signed by an authorised signatory of each Borrower;

5.3.2	the proposed Utilisation Date is a Business Day within the Availability Period; and

5.3.3	the proposed Interest Period complies with Clause 8 (Interest Periods).

5.4	Currency and amount

The currency specified in a Utilisation Request must be Dollars.

5.5	Lender's compliance with a Utilisation Request

Subject to Clauses 2 (The Loan), 3 (Purpose) and 4 (Conditions of Utilisation), the Lender shall comply with a Utilisation Request by advancing the relevant Utilisation through the Facility Office.

5.6	Utilisation limit

The Lender will only be obliged to advance a Utilisation if:

5.6.1	that Utilisation will not increase the Loan to a sum in excess of the Maximum Loan Amount;

5.6.2	that Utilisation will not cause the amount of the relevant Tranche to be exceeded;

5.6.3

that Utilisation will be applied in or towards payment of the final instalment of the purchase price of the relevant Vessel under the relevant Building Contract in exchange for delivery of that Vessel and the balance (if any) will be used as working capital, provided always that if the relevant Borrower funds the final instalment payable under the relevant Building Contract entirely by equity (the "Payment"), they can subsequently utilise the Loan to re-finance such Payment if they provide the Lender with evidence satisfactory to the Lender of such Payment being made.

5.7	Cancellation of undrawn amount

The availability of the Loan shall be cancelled at the end of the Availability Period to the extent that it is undrawn at that time.

6.	REPAYMENT

6.1	Repayment of each Tranche

The Borrowers shall repay each Tranche:

6.1.1

by forty (40) consecutive equal quarterly instalments of the amount of Utilisation minus the Balloon Amount, the first (1st) instalment falling due three (3) Months from the Delivery Date of the subject Vessel to which such Tranche relates to and subsequent instalments falling due at consecutive intervals of three Months thereafter; and

6.1.2	by the relevant Balloon Amount on the Termination Date.

6.2	Reborrowing

The Borrowers may not reborrow any part of a Tranche which is repaid.

6.3	Illegality

If in any applicable jurisdiction it becomes unlawful (other than by reason of Sanctions) for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain the Loan or it becomes unlawful for any Affiliate of the Lender for the Lender to do so:

6.3.1	the Lender shall promptly notify the Borrowers upon becoming aware of that event;

6.3.2	upon the Lender notifying the Borrowers, the availability of the Loan will be immediately cancelled; and

6.3.3

the Borrowers shall repay each Tranche on the last day of its current Interest Period or, if earlier, the date specified by the Lender in the notice delivered to the Borrowers (being no earlier than the last day of any applicable grace period permitted by law); and

6.3.4	no Prepayment Fee shall apply.

6.4	Voluntary prepayment of a Tranche

The Borrowers may prepay the whole or any part of a Tranche (but, if in part, being an amount that reduces that Tranche by a minimum amount of USD two hundred eighty-one thousand two hundred and fifty (USD 281,250)) subject as follows:

6.4.1	they give the Lender not less than thirty (30) Business Days (or such shorter period as the Lender may agree) prior notice;

6.4.2	they pay to the Lender, in addition to the amount prepaid, the applicable Prepayment Fee (if any) together with any break costs on the date of the prepayment;

6.4.3	a Tranche may only be prepaid after the last day of the Availability Period; and

6.4.4	any prepayment under this Clause 6.4 shall be applied pro rata in prepayment of the remaining Repayment Instalments and the Balloon in respect of that Tranche .

6.5	Right of cancellation and prepayment

6.5.1	If:

(a)	any sum payable to the Lender by an Obligor is required to be increased under Clause 11.2.3 (Tax gross-up); or

(b)	the Lender claims indemnification from the Borrowers under Clause 11.3 (Tax indemnity) or Clause 12.1 (Increased costs),

the Borrowers may, while the circumstance giving rise to the requirement for that increase or indemnification continues, give the Lender notice of cancellation of the Loan and their intention to procure the repayment of the Loan.

6.5.2

On the last day of the Interest Period in respect of each Tranche which ends after the Borrowers have given notice under Clause 6.5.1 (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Tranche together with all interest and other amounts accrued under and in accordance with the Finance Documents and, for the avoidance of doubt, no Prepayment Fee shall apply.

6.6	Mandatory prepayment on sale or Total Loss

6.6.1	In this Agreement, "Prepayment Date" means:

(a)	in the case of the sale of a Vessel, the time at and date on which the sale is completed; and

(b)

in the case of a Total Loss of a Vessel, the earlier of (i) the date falling one hundred twenty (120) days after the Total Loss Date and (ii) the date on which the proceeds of any such Total Loss are realised.

6.6.2	If a Vessel is sold by a Borrower or becomes a Total Loss, the Borrowers shall prepay on the relevant Prepayment Date:

(a)	the whole of the Tranche in respect of that Vessel; and

(b)

any additional amount that is required to ensure that the Borrowers remain in compliance with the LTV Coverage as calculated on the relevant Prepayment Date and excluding, for the purpose of this calculation, the Vessel sold or that has become a Total Loss.

6.6.3	For the purpose of Clause 6.6.2, the determination of the LTV Coverage will be based on:

(a)	the last valuations of the remaining Vessels obtained by the Lender pursuant to Clause 17.2 (Provision of valuations); or

(b)

if such last valuations predate the relevant Prepayment Date by more than one month, new valuations to be obtained by the Lender pursuant to Clause 17.2 (Provision of valuations) on or before the relevant Prepayment Date.

6.6.4	Any prepayment made in accordance with Clause 6.6.2(b) shall be applied in prepayment of the remaining Tranche and its respective remaining Repayment Instalments and Balloon pro rata.

6.6.5

If a Default (other than an Event of Default) is continuing on a Prepayment Date, the Borrowers shall, on that Prepayment Date, pay to the Lender any excess sale or Total Loss proceeds remaining after the applications to be effected pursuant to this Clause 6.6 have been made and the Lender shall:

(a)

retain such excess sale or Total Loss proceeds in a suspense account until the Borrowers have remedied such Default to the Lender's satisfaction, after which time the Lender shall return such excess sale or Total Loss proceeds to the Borrowers or to their order; and

(b)

if such Default becomes an Event of Default, promptly apply such excess sale or Total Loss proceeds against the remaining Tranches pro rata and their respective remaining Repayment Instalments pro rata in inverse order of maturity or in such other order of maturity at the discretion of the Lender.

6.6.6

If an Event of Default has occurred and is continuing on a Prepayment Date, the Borrowers shall, on that Prepayment Date, pay to the Lender any excess sale or Total Loss proceeds remaining after the applications to be effected pursuant to this Clause 6.6 have been made and the Lender shall apply such excess sale or Total Loss proceeds against the remaining Tranche and its remaining Repayment Instalments and Balloon pro rata.

6.7	Mandatory prepayment on change of control

Upon the occurrence of a Change of Control:

6.7.1	the availability of the Loans will be immediately cancelled and shall immediately cease to be available for utilisation; and

6.7.2	each Loan, accrued interest and other amounts under the Finance Documents shall become immediately due and payable.

6.8	Restrictions

6.8.1

Any notice of prepayment or cancellation given under this Clause 6 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment or cancellation is to be made and the amount of that prepayment or cancellation.

6.8.2

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to break costs (if any) and the payment of any applicable Prepayment Fee, without premium or penalty. For the avoidance of doubt, no Prepayment Fee shall be payable in case of any mandatory prepayment on the sale or Total Loss of the Vessel or any other mandatory prepayments (even if prior to the fourth (4th) anniversary of the relevant Utilisation Date).

6.8.3	The Borrowers shall not repay, prepay or cancel all or any part of a Tranche except at the times and in the manner expressly provided for in this Agreement.

6.8.4	No amount of the Loan cancelled under this Agreement may be subsequently reinstated.

6.8.5	The Borrowers may not reborrow any part of a Tranche which is prepaid.

7.	INTEREST

7.1	Calculation of interest

7.1.1	The rate of interest on each Tranche for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Reference Rate for that day.

7.2	Payment of interest

The Borrowers shall pay accrued interest on each Tranche on the last day of each Interest Period.

7.3	Default interest

7.3.1

If a Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent (2%) per annum higher than the rate which would have been payable if the overdue amount had, during the period of non- payment, constituted a Tranche in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any interest accruing under this Clause 7.3 shall be immediately payable by the relevant Borrower on demand by the Lender.

7.3.2

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

7.4	Notifications

7.4.1	The Lender shall promptly upon an Interest Payment being determinable, notify:

(a)	the Borrowers of that Interest Payment; and

(b)	the Borrowers of:

(i)	each applicable rate of interest relating to the determination of that Interest Payment; and

(ii)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Tranche,

provided that this Clause 7.4.1 shall not apply to any Interest Payment determined pursuant to Clause 9.3 (Cost of funds).

7.4.2	The Lender shall promptly notify the Borrowers of the determination of a rate of interest relating to a Tranche to which Clause 9.3 (Cost of funds) applies.

7.4.3	This Clause 7.4 shall not require the Lender to make any notification to any Party on a day which is not a Business Day.

8.	INTEREST PERIODS

8.1	Length of Interest Periods

8.1.1	Subject to the remaining provisions of this Clause 8.1, each Interest Period shall have a duration of 3 (three) Months.

8.1.2	An Interest Period may have a different duration where agreed between the Lender and the Borrowers.

8.1.3	An Interest Period shall not extend beyond the Termination Date.

8.1.4

The first Interest Period in respect of a Utilisation shall start on the relevant Utilisation Date and end on the date which numerically corresponds to that Utilisation Date and each subsequent Interest Period for that Utilisation shall start on the last day of the preceding Interest Period and end on the date which numerically corresponds to that commencement date, except that, if there is no numerically corresponding date in that Month, the Interest Period shall end on the last Business Day in that Month and Clause 8.2 (Interest Periods to meet Repayment Dates).

8.2	Interest Periods to meet Repayment Dates

If an Interest Period will expire after the next Repayment Date in respect of the relevant Tranche, there shall be a separate Interest Period for a part of that Tranche equal to the Repayment Instalment due on that next Repayment Date and that separate Interest Period shall expire on that next Repayment Date. For the avoidance of doubt, this clause shall not be applicable to the Balloon Amounts.

8.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.	CHANGES TO THE CALCULATION OF INTEREST

9.1	Unavailability of Term SOFR

9.1.1	If no Term SOFR is available for the Interest Period of the Loan, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of the Loan.

9.1.2

If Clause 9.1.1 applies but Interpolated Term SOFR is not available for the Interest Period of the Loan there shall be no Reference Rate for the Loan and Clause 9.3 (Cost of funds) shall apply to the Loan for that Interest Period.

9.2	Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period, the Lender's cost of funds relating to the Loan would be in excess of the Market Disruption Rate, then Clause 9.3 (Cost of Funds) shall apply to the Loan for the relevant Interest Period.

9.3	Cost of funds

9.3.1	If this Clause 9.3 applies for any Interest Period, then the rate of interest on the Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(a)	the applicable Margin; and

(b)

the rate notified to Lender as soon as practicable, and in any event by close of business on the date falling three (3) Business Days after the Quotation Day (or, if earlier, on the date falling three (3) Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the Lender's cost of funds relating to its participation in the Loan.

9.3.2

If this Clause 9.3 applies and the Lender or the Borrowers so require, the Lender and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

9.3.3	Any alternative basis agreed pursuant to Clause 9.3.2 shall, with the prior consent of the Lender and the Borrowers, be binding on all Parties.

9.3.4	If an alternative basis is not agreed pursuant to Clause 9.3.2, the rate of interest shall continue to be determined in accordance with Clause 9.3.1.

9.4	Break Costs

9.4.1

The Borrowers shall, within five (5) Business Days of written demand by the Lender, pay to the Lender any break costs attributable to all or any part of a Tranche or Unpaid Sum being paid by the Borrowers on a day prior to the last day of an Interest Period for that Tranche or Unpaid Sum.

9.4.2

The Lender shall, as soon as reasonably practicable after a demand by the Borrowers, provide a certificate confirming the amount of its break costs for any Interest Period in respect of which they become, or may become, payable.

10.	FEES

10.1	Commitment Fee

10.1.1

The Borrowers shall pay to the Lender a fee computed at the rate of zero point twenty-five (0.25%) per annum of the maximum amount of Tranche A for the period from the date of this Agreement until the Utilisation Date for the Tranche A, to be paid within 45 days of the Utilisation Date for Tranche A.

10.1.2

The Borrowers shall pay to the Lender a fee computed at the rate of zero point twenty-five (0.25%) per annum of the maximum amount of Tranche B for the period from the date of this Agreement until the Utilisation Date for the Tranche B within 45 days of the Utilisation Date for Tranche B.

10.2	Arrangement fee

The Borrowers shall pay to the Lender an arrangement fee in the amount of zero point two per cent (0.25%) of each Utilization on or before the that Utilisation.

10.3	Processing fees

The Borrowers shall pay to the Lender processing fees in the amount of zero point twenty-five per cent (0.25%) of each Utilization on or before that Utilisation.

10.4	Upfront fee

The Borrowers shall pay to the Lender an upfront fee in the amount of zero point twenty-five per cent (0.25%) of the each Utilization on or before that Utilisation.

11.	TAX GROSS UP AND INDEMNITIES

11.1	Definitions

In this Agreement:

"Protected Party" means the Lender if it is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Tax Payment" means either the increase in a payment made by an Obligor to the Lender under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

11.2	Tax gross-up

11.2.1	Each Borrower shall (and shall procure that each other Obligor will) make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

11.2.2

The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly. Similarly, the Lender shall notify the Borrowers and that Obligor on becoming so aware in respect of a payment payable to the Lender.

11.2.3

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

11.2.4

If an Obligor is required to make a Tax Deduction, the relevant Borrower shall (and, in the case of any other Obligor, the Borrowers shall procure that such other Obligor will) make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

11.2.5

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall (and, in the case of any other Obligor, the Borrowers shall procure that such other Obligor will) deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.3	Tax indemnity

11.3.1

Each Borrower shall (within five (5) Business Days of written demand by the Lender) pay to the Lender, if the Lender is a Protected Party, an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Lender in respect of a Finance Document.

11.3.2	Clause 11.3.1 shall not apply:

(a)	with respect to any Tax assessed on the Lender:

(i)	under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which the Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(b)	to the extent a loss, liability or cost:

(i)	is compensated for by an increased payment under Clause 11.2 (Tax gross-up);

(ii)	would have been compensated for by an increased payment under Clause 11.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 11.2 (Tax gross-up) applied; or

(iii)	relates to a FATCA Deduction required to be made by a Party.

11.3.3	If the Lender makes or intends to make a claim under Clause 11.3.1 as a Protected Party, the Lender shall promptly notify the Borrowers of the event which will give, or has given, rise to the claim.

11.4	Tax Credit

If an Obligor makes a Tax Payment and the Lender determines that:

1.1.1	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

1.1.2	the Lender has obtained and utilised that Tax Credit,

the Lender shall pay an amount to the relevant Obligor which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made.

11.5	Stamp taxes

The Borrowers shall pay and, within five (5) Business Days of written demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

11.6	VAT

11.6.1

To the extent applicable, all amounts expressed to be payable under a Finance Document by any Obligor to the Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, if VAT is or becomes chargeable on any supply made by the Lender to any Obligor under a Finance Document and the Lender is required to account to the relevant tax authority for the VAT, the relevant Borrower shall (and, in the case of any other Obligor, the Borrowers shall procure that such other Obligor will) pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and the Lender must promptly provide an appropriate VAT invoice to the recipient of such supply).

11.6.2

Where a Finance Document requires any Obligor to reimburse or indemnify the Lender for any cost or expense, the relevant Borrower shall (and, in the case of any other Obligor, the Borrowers shall procure that such other Obligor will) reimburse or indemnify (as the case may be) the Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

11.6.3

Any reference in this Clause 11.6 to any Obligor shall, at any time when such Obligor is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time.

11.6.4

In relation to any supply made by the Lender to any Obligor under a Finance Document, if reasonably requested by the Lender, the relevant Borrower shall (and, in the case of any other Obligor, the Borrowers shall procure that such other Obligor will) promptly provide the Lender with details of that Obligor's VAT registration and such other information as is reasonably requested in connection with the Lender's VAT reporting requirements in relation to such supply.

11.6.5

For the avoidance of doubt, as at the date of this Agreement, no VAT is chargeable by the Lender in connection with any Repayment Instalment, any payment of interest or any Fees payable under Clause 10 (Fees).

11.7	FATCA information

11.7.1	Subject to Clause 11.7.3, each Party shall, within ten Business Days of a reasonable request by another Party:

(a)	confirm to that other Party whether it is:

(i)	a FATCA Exempt Party; or

(ii)	not a FATCA Exempt Party;

(b)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(c)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other similar law, regulation, or exchange of information regime.

11.7.2

If a Party confirms to another Party pursuant to Clause 11.7.1(a)(i) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

11.7.3	Clause 11.7.1 shall not oblige the Lender to do anything, and Clause 11.7.1(c) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;

(b)	any fiduciary duty; or

(c)	any duty of confidentiality.

11.7.4

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 11.7.1(a) or 11.7.1(b) (including, for the avoidance of doubt, where Clause 11.7.3 applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

11.7.5

If a Borrower is a US Tax Obligor or the Lender reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, the Lender shall, within ten Business Days of:

(a)	where a Borrower is a US Tax Obligor, the date of this Agreement; or

(b)	where a Borrower is not a US Tax Obligor, the date of a request from a Borrower,

(c)	supply to the Borrowers:

(i)	a withholding certificate on Form W-8 or Form W-9 or any other relevant form; or

(d)	any withholding statement or other document, authorisation or waiver as the Borrowers may require to certify or establish the status of the Lender under FATCA or that other law or regulation.

11.7.6

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Borrowers by the Lender pursuant to Clause 11.7.5 is or becomes materially inaccurate or incomplete, the Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrowers unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Borrowers).

11.8	FATCA Deduction

11.8.1

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

11.8.2

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment.

12.	INCREASED COSTS

12.1	Increased Costs

12.1.1

Subject to Clause 12.3 (Exceptions), the Borrowers shall, within five (5) Business Days of a written demand by the Lender, pay to the Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates (to the extent applicable) as a result of:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(b)	compliance with any law or regulation made after the date of this Agreement; or

(c)

the implementation or application of or compliance with Basel III or any other applicable law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government or regulator with authority upon the Lender or any of the Lender's Affiliates).

12.1.2	In this Agreement:

"Basel III" means:

(a)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)

the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

"Increased Costs" means:

(a)	a reduction in the rate of return from the Loan or on the Lender's overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender to the extent that it is attributable to the Lender having entered into any Finance Document or funding or performing its obligations under any Finance Document.

12.2	Increased cost claims

12.2.1	If the Lender intends to make a claim pursuant to Clause 12.1 (Increased costs) the Lender shall promptly notify the Borrowers of the event giving rise to the claim.

12.2.2	The Lender shall, as soon as practicable after a demand by the Borrowers, provide a certificate confirming the amount of its Increased Costs.

12.3	Exceptions

12.3.1	Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by a Borrower;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)	compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 but was not so compensated solely because any of the exclusions in Clause 11.3 applied);

(d)	attributable to the wilful breach by the Lender or its Affiliates of any law or regulation; or

(e)

attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, the Lender or any of its Affiliates).

12.3.2	In this Clause 12.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 11.1 (Definitions).

13.	OTHER INDEMNITIES

13.1	Currency indemnity

13.1.1

If any sum due from a Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(a)	making or filing a claim or proof against that Borrower; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Borrower shall as an independent obligation, within five (5) Business Days of written demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to the Lender at the time of its receipt of that Sum.

13.1.2	Each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2	Other indemnities

13.2.1	The Borrowers shall, within five (5) Business Days of written demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default which is continuing;

(b)	a failure by an Obligor or a Manager to pay any amount due by it under a Finance Document to which it is a party on its due date in accordance with its terms;

(c)

funding, or making arrangements to fund, a Utilisation requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone); or

(d)	a Tranche (or part of a Tranche) not being prepaid in accordance with a notice of prepayment given by the Borrowers.

13.2.2

The Borrowers shall promptly indemnify the Lender, each Affiliate of the Lender and each officer or employee of the Lender or its Affiliate (each such person for the purposes of this Clause 13.2 an "Indemnified Person") against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Encumbrance constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, a Vessel, unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person. Any Affiliate or any officer or employee of the Lender or its Affiliate may rely on this Clause 13.2 subject to Clause 1.10 (Third party rights) and the provisions of the Third Parties Act.

13.2.3	Subject to any limitations set out in Clause 13.2.2, the indemnity in that Clause shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(a)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(b)	in connection with any Environmental Claim.

13.2.4	The Borrowers shall promptly indemnify the Lender against any cost, loss or liability incurred by the Lender (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

13.2.5	The Borrowers shall promptly indemnify the Lender as holder of any of the Security Documents and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(a)	any failure by the Borrowers to comply with their obligations under Clause 15 (Costs and Expenses);

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(c)	the taking, holding, protection or enforcement of the Security Documents;

(d)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Lender and each Receiver and Delegate by the Finance Documents or by law;

(e)	any default by any Obligor or the Manager in the performance of any of the obligations expressed to be assumed by it in the Finance Documents to which it is a party; or

(f)

acting as holder of any of the Security Documents, Receiver or Delegate or otherwise relating to any of the Security Assets (otherwise, in each case, than by reason of the relevant Lender's, Receiver's or Delegate's gross negligence or wilful misconduct).

14.	MITIGATION BY THE LENDER

14.1	Mitigation

The Lender shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in all or any part of a Tranche ceasing to be available or any amount becoming payable under or pursuant to any of Clause 6.3 (Illegality), Clause 11 (Tax Gross Up and Indemnities) or Clause 12 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. The above does not in any way limit the obligations of any Obligor and the Manager under the Finance Documents to which it is a party.

14.2	Limitation of liability

The Borrowers shall promptly indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 14.1 (Mitigation). The Lender is not obliged to take any steps under Clause 14.1 if, in its opinion (acting reasonably), to do so might be prejudicial to it.

15.	COSTS AND EXPENSES

15.1	Transaction expenses

The Borrowers shall promptly on demand pay the Lender and any Receiver or Delegate the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with:

15.1.1	the negotiation, preparation, printing, execution and perfection of this Agreement and any other documents referred to in this Agreement;

15.1.2	the negotiation, preparation, printing, execution and perfection of any other Finance Documents executed after the date of this Agreement;

15.1.3	any other document which may at any time be required by the Lender to give effect to any Finance Document or which the Lender is entitled to call for or obtain under any Finance Document; and

15.1.4	any discharge, release or reassignment of any of the Security Documents.

15.2	Amendment costs

15.2.1	Subject to Clause 15.2.2, if:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 29.6 (Change of currency),

the Borrowers shall, within five (5) Business Days of written demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender and any Receiver or Delegate in responding to, evaluating, negotiating or complying with that request or requirement.

15.2.2	The Borrowers shall not be liable to reimburse the Lender under Clause 15.2.2 in the event that an Obligor requests an amendment, waiver or consent and the Lender rejects it.

15.3	Enforcement and preservation costs

The Borrowers shall, within five (5) Business Days of written demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Encumbrances and any proceedings instituted by or against the Secured Party as a consequence of entering into a Finance Document, taking or holding the Transaction Encumbrances or enforcing those rights including (without limitation) any losses, costs and expenses which that Secured Party may from time to time sustain, incur or become liable for by reason of that Secured Party being mortgagee of a Vessel and/or a lender to a Borrower, or by reason of that Secured Party being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of a Vessel.

15.4	Other costs

The Borrowers shall, within five (5) Business Days of written demand, pay to each Secured Party the amount of all sums which that Secured Party may pay or become actually or contingently liable for on account of a Borrower in connection with a Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which that Secured Party may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by that Secured Party in connection with the maintenance or repair of a Vessel or in discharging any lien, bond or other claim relating in any way to a Vessel, and any sums which that Secured Party may pay or guarantees which it may give to procure the release of a Vessel from arrest or detention.

16.	ACCOUNTS

16.1	Maintenance of Accounts

16.1.1

The Borrowers shall maintain the Accounts with the Account Holder for the duration of the Facility Period free of Encumbrances and rights of set off other than those created by or under the Finance Documents.

16.1.2	No Borrower shall open any bank account except for an Account.

16.2	Earnings

Each Borrower shall procure that all Earnings in respect of its Vessel and any Requisition Compensation in respect of its Vessel are credited to its Earnings Account.

16.3	Transfers to the DSRA Account

16.3.1

The Borrowers shall procure that an amount equal to two (2) quarterly Repayment Instalments (excluding the Balloon Amounts) shall be deposited to the DSRA Account prior to the Delivery Date of each respective Vessel for the relevant Tranche and such amounts standing to the credit of the DSRA Account (the "Minimum Balance") are to be maintained until the Termination Date for the Loan. For the avoidance of doubt, in the event that a Tranche is repaid in full prior to the Termination Date:

(a)	the Minimum Balance shall be construed as excluding the two (2) quarterly Repayment Instalments (excluding the Balloon Amounts) for that repaid Tranche; and

(b)	the obligation to maintain an amount equal to two (2) quarterly Repayment Instalments (excluding the Balloon Amounts) for that repaid Tranche under this Clause 16.3.1 shall cease to apply.

16.3.2

If at any time the amounts standing to the credit of the DSRA Account are less than the Minimum Balance because the amounts were utilised, the Borrowers shall ensure that the Minimum Balance is built up within the following three (3) months period.

16.3.3	For the avoidance of doubt, at the Borrowers’ written request, any funds in the DSRA can be deposited in an interest earning time deposit with the Lender.

16.4	Withdrawals

During the Facility Period, no sum may be withdrawn from an Earnings Account without the prior written consent of the Lender, except for:

(a)	Operating Expenses and Drydocking Expenses in respect of the relevant Vessel;

(b)	transfers to the DSRA Account made in accordance with Clause 16.3 (Transfers to DSRA Account);

(c)	Permitted Distributions;

but the exceptions in (a), (b) and (c) above shall not apply if a Default has occurred and is continuing.

16.5	Borrowers' obligations not affected

If for any reason the amount standing to the credit of the DSRA Account is insufficient to pay any Repayment Instalment when due, the Borrowers' obligation to pay that Repayment Instalment shall not be affected.

16.6	Relocation of Accounts

On and at any time after the occurrence of an Event of Default which is continuing, the Lender may without the consent of the Borrowers instruct the Account Holder to relocate any Account to any other branch of the Account Holder, without prejudice to the continued application of this Clause 16 and the rights of the Secured Parties under the Finance Documents.

16.7	Access to information

The Lender (and its nominees) may from time to time during the Facility Period review the records held by the Account Holder (whether in written or electronic form) in relation to the Accounts, and the Borrowers irrevocably waive any right of confidentiality which may exist in relation to those records.

16.8	Statements

Without prejudice to the rights of the Lender under Clause 16.7 (Access to information), the Borrowers shall procure that the Account Holder provides to the Lender, no less frequently than each calendar month during the Facility Period, statements of account (in written or electronic form) showing all entries made to the credit and debit of each of the Accounts during the immediately preceding calendar month.

17.	ADDITIONAL SECURITY

17.1	LTV Coverage

17.1.1	With respect to any Vessels that have been delivered, if at any time the aggregate amount of the Loan then outstanding in relation to such Vessels:

(a)	prior and including the fifth (5th) anniversary of the Delivery Date of such Vessels more than eighty-three per cent (83%); or

(b)	after the fifth (5th) anniversary of the Delivery Date of such Vessels more than eighty per cent (80%),

of the aggregate LTV Coverage Value of such Vessels (the "LTV Coverage")", the Borrowers shall, within thirty (30) days of the Lender's request, at the Borrowers' option:

(i)	pay to the Lender or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Lender as additional security for the payment of the Indebtedness; or

(ii)	give to the Lender other additional security in amount and form acceptable to the Lender for a value determined in accordance with the first part of this Clause 17.1.1; or

(iii)	prepay the Loan in the amount of the shortfall (but, for the avoidance of doubt, without any Prepayment Fee being applicable).

17.1.2	Clauses 6.2 (Reborrowing), 6.4.4 (Voluntary prepayment of a Tranche) and 6.8 (Restrictions) shall apply, mutatis mutandis, to any prepayment made under this Clause 17.1.

17.1.3

If, at any time after the Borrowers have provided additional security in accordance with the Lender's request under this Clause 17.1, the Lender shall determine when testing compliance with the LTV Coverage that all or any part of that additional security may be released without resulting in a shortfall in the LTV Coverage, then, provided that no Default has occurred and is continuing, the Lender shall release all or any part of that additional security, but this shall be without prejudice to the Lender's right to make a further request under this Clause 17.1 should the value of the remaining security subsequently merit it.

17.2	Provision of valuations

17.2.1

The Lender shall be entitled to obtain a valuation from an Approved Valuer at the cost of the Borrower in evidence of a Market Value for the purpose of testing compliance with Clause 17.1 (LTV Coverage):

(a)	once per year from the Delivery Date of a Vessel (in the case of that Vessel);

(b)	once pear year from the date a vessel (other than a Vessel) is provided as additional security (in the case of a vessel other than a Vessel); and

(c)

on or about the Delivery Date, if the last valuation obtained by the Lender before the Delivery Date pursuant to this Clause 17.2.1 predates the Delivery Date (as the case may be) by more than three (3) months.

17.2.2

Additionally, the Lender shall be entitled to obtain a valuation in evidence of a Market Value of a Vessel or any other vessel provided as additional security for the purpose of Clause 17.1 (LTV Coverage) at any time (including for the avoidance of doubt at any Prepayment Date) and each such valuation obtained shall be at the expense of the Lender except where such valuation shows that the Borrowers are not in compliance with the LTV Coverage.

17.2.3	The Lender may at any time after a Default has occurred and is continuing obtain a valuation in evidence of a Market Value.

17.2.4

All valuations referred to in this Clause 17.2, except where specified in Clause 17.2.2, and all valuations to be obtained pursuant to Clause 4 (Conditions of Utilisation) shall be procured by the Borrowers or the Lender (provided always that the valuations are from an Approved Valuer) at the cost and expense of the Borrowers and the Borrowers shall within five (5) Business Days of written demand by the Lender pay to the Lender the amount of all such costs and expenses.

17.2.5

The Borrower will ensure that all valuations referred to in this Clause 17.2, will be addressed to the Lender or alternatively it will mention the purpose of the report as "valuation provided is for financing facilities from National Bank of Fujairah PJSC".

18.	REPRESENTATIONS

18.1	Representations

Each Borrower makes the representations and warranties set out in this Clause 18 to the Lender.

18.1.1	Status

Each of the Obligors and the Manager:

(a)	is a limited liability corporation, duly incorporated and validly existing under the law of its Original Jurisdiction; and

(b)	has the power to own its assets and carry on its business as it is being conducted.

18.1.2	Binding obligations

(a)

The obligations expressed to be assumed by each of the Obligors and the Manager in each of the Relevant Documents to which it is a party are legal, valid, binding and enforceable obligations in accordance with their terms.

(b)

Without limiting the generality of Clause 18.1.2(a), each Security Document to which an Obligor or a Manager is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

18.1.3	Non-conflict with other obligations

The entry into and performance by each of the Obligors and the Manager of, and the transactions contemplated by, the Relevant Documents and the granting of the Transaction Encumbrances do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

18.1.4	Power and authority

(a)

Each of the Obligors and the Manager has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Relevant Documents to which it is or will be a party and the transactions contemplated by those Relevant Documents to which it is or will be a party .

(b)

No limit on the powers of any Obligor or the and the Manager will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Relevant Documents to which it is a party in accordance with their terms.

18.1.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)

to enable each of the Obligors and the Manager lawfully to enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party in accordance with their terms or to enable the Lender to enforce and exercise all its rights under the Relevant Documents in accordance with their terms; and

(b)	to make the Relevant Documents to which any Obligor or the Manager is a party admissible in evidence in its Relevant Jurisdictions,

(c)

have been obtained or effected and are in full force and effect, with the exception only of the registrations referred to in Parts III and V (Utilisation conditions subsequent and Delivery conditions subsequent) of SCHEDULE 1 (Conditions Precedent and Subsequent).

18.1.6	Governing law and enforcement

(a)	The choice of governing law of any Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Obligor and the Manger.

(b)

Any judgment obtained in relation to any Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Obligor and the Manager.

18.1.7	Insolvency

No corporate action, legal proceeding or other procedure or step described in Clause 24.1.7 (Insolvency proceedings) or creditors' process described in Clause 24.1.8 (Creditors' process) has been taken or, to the knowledge of any Borrower, initiated in relation to an Obligor or the Manager; and none of the circumstances described in Clause 24.1.6 (Insolvency) applies to an Obligor or the Manager.

18.1.8	No filing or stamp taxes

Under the laws of the Relevant Jurisdictions of each relevant Obligor and the Manager it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in any of those jurisdictions or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except:

(a)	registration of the Account Security Deed at the Emirates Integrated Registries Company (UAE) and payment of associated fees; and

(b)	registration of each Mortgage at the Ships Registry where title to the relevant Vessel is registered in the ownership of the relevant Borrower and payment of associated fees,

which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Document.

18.1.9	Deduction of Tax

None of the Obligors or the Manager is required to make any deduction for or on account of Tax from any payment it may make to the Lender under any Finance Document to which it is a party in accordance with its terms.

18.1.10	No default

(a)

No Event of Default and, on the date of this Agreement and each Utilisation Date, no Default has occurred and is continuing or is reasonably likely to result from the advance of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any of the Relevant Documents.

(b)

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on any of the Obligors or to which its assets are subject which has or is reasonably likely to have a Material Adverse Effect.

18.1.11	No misleading information

Save as disclosed in writing to the Lender prior to the date of this Agreement:

(a)

any factual information disclosed to the Lender was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given;

(b)

any financial projection or forecast provided to the Lender (if any) has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration;

(c)

the expressions of opinion or intention provided by or on behalf of any of the Obligors or any other member of the Group (if any) were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds;

(d)

no event or circumstance has occurred or arisen and no information has been omitted and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections being untrue or misleading in any material respect;

(e)

all material information provided to the Lender by or on behalf of any of the Obligors or any other member of the Group on or before the date of this Agreement and not superseded before that date is accurate and not misleading in any material respect and all projections provided to the Lender on or before the date of this Agreement (if any) have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and

(f)

all other written information provided by any of the Obligors or any other member of the Group (including its advisers) to the Lender was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect.

18.1.12	Financial statements

(a)	The Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied unless expressly disclosed to the Lender in writing to the contrary.

(b)

The audited Original Financial Statements fairly present the financial condition of the Guarantor and its subsidiaries (including the Borrowers) and results of operations during the relevant financial year unless expressly disclosed to the Lender in writing to the contrary prior to the date of this Agreement.

(c)

There has been change having a Material Adverse Effect in the Borrowers' assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Guarantor) since the date of the Original Financial Statements.

(d)	The Guarantor’s most recent financial statements delivered pursuant to Clause 19.1 (Financial statements):

(i)	have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(ii)	fairly present its consolidated financial condition as at the end of, and its consolidated results of operations for, the period to which they relate.

(e)

Since the date of the most recent financial statements delivered pursuant to Clause 19.1 (Financial statements) there has been no event having a Material Adverse Effect in the assets, business or financial condition of any of the Obligors.

18.1.13	No proceedings

(a)

No litigation, arbitration or administrative proceedings or investigation of or before any court, arbitral body, arbitral tribunal or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against any of the Obligors or the Manager.

(b)

No judgment or order of a court, arbitral body, arbitral tribunal or agency or other tribunal or any order or sanction of any governmental or other regulatory body which is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against any of the Obligors or the Manager.

18.1.14	No breach of laws

None of the Obligors nor the Manager has breached any applicable law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

18.1.15	Environmental laws

(a)

Each of the Obligors and the Manager is in compliance with Clause 21.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any of the Obligors or the Manager where that claim has or is reasonably likely, if determined against that Obligor or the Manager, to have a Material Adverse Effect.

18.1.16	Taxation

(a)

None of the Obligors nor the Manger is materially overdue in the filing of any Tax returns or is overdue in the payment of any amount in respect of Tax (or its equivalent in any other currency) or more.

(b)

No claims or investigations are being, or are reasonably likely to be, made or conducted against any of the Obligors or the Manager with respect to Taxes such that a liability of, or claim against, any Obligor or the Manager is reasonably likely to arise for an amount for which adequate reserves have not been provided in the Original Financial Statements and which might have a Material Adverse Effect.

(c)	Each of the Obligors and the Manager is resident for Tax purposes only in its Original Jurisdiction.

18.1.17	Anti-corruption law

Each of the Obligors, the Manager and each other member of the Group and each Affiliate of any of them has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

18.1.18	No Encumbrance or Financial Indebtedness

(a)	No Encumbrance or Quasi-Security exists over all or any of the present or future assets of any of the Borrowers other than as incurred under or permitted by the Finance Documents.

(b)	None of the Borrowers' has any Financial Indebtedness outstanding other than as incurred under or permitted by this Agreement.

18.1.19	Pari passu ranking

The payment obligations of each of the Obligors and the Manager under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.1.20	No adverse consequences

(a)	It is not necessary under the laws of the Relevant Jurisdictions of any of the Obligors or the Manager:

(i)	in order to enable the Lender to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

the Lender should be licensed, qualified or otherwise entitled to carry on business in any of the Relevant Jurisdictions of any of the Obligors or the Manager.

(b)

The Lender is not and will not be deemed to be resident, domiciled or carrying on business in any of the Relevant Jurisdictions of any of the Obligors or the Manager by reason only of the execution, performance and/or enforcement of any Finance Document.

18.1.21	Disclosure of material facts

No Obligor is aware (to the best of its knowledge and belief) of any material facts or circumstances which have not been disclosed to the Lender and which might, if disclosed, have adversely changed the decision of a person willing to make loan facilities of the nature contemplated by this Agreement available to the Borrowers.

18.1.22	Completeness of Relevant Documents

(a)

The copies of any Relevant Documents provided or to be provided by the Borrowers to the Lender in accordance with Clause 4 (Conditions of Utilisation) are, or will be, true and accurate copies of the originals and represent, or will represent, the full agreement between the parties to those Relevant Documents in relation to the subject matter of those Relevant Documents.

(b)

There are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of the Relevant Documents other than in the ordinary course of business or as disclosed to, the Lender.

(c)	There is no dispute under any of the Relevant Documents as between the parties to any such document.

18.1.23	No immunity

No Obligor nor the Manager now nor any of the Obligor’s assets are immune to any legal action or proceeding.

18.1.24	Money laundering

Any borrowing by a Borrower under this Agreement, and the performance of its obligations under this Agreement and under the other Finance Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive ((EU) 2015/849) of the European Parliament and of the Council

of the European Communities (as it forms part of the domestic law of the United Kingdom by virtue of the 2018 Withdrawal Act).

18.1.25	Sanctions

(a)

None of the Obligors, the Manger, any other member of the Group or any Affiliate of any of them is a Prohibited Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and none of such persons owns or controls a Prohibited Person.

(b)

No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)	Each of the Obligors, the Manger, each other member of the Group and each Affiliate of any of them is in compliance with all Sanctions.

18.1.26	Valuations

(a)

All information supplied by an Obligor or (with an Obligor’s knowledge) on its behalf to an Approved Valuer for the purposes of a valuation in evidence of a Market Value in accordance with this Agreement was true and accurate in all material respects as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	No Obligor has omitted to supply any information to an Approved Valuer in its possession or knowledge which, if disclosed, would materially and adversely affect any such valuation.

(c)

To the best of each Obligor’s knowledge and belief, there has been no change to the factual information supplied in relation to any such valuation between the date such information was supplied and the date of that valuation which renders that information untrue or misleading in any material respect.

18.1.27	Centre of main interest and establishment

For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the "Regulation"), each Borrower's centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its Original Jurisdiction and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

18.2	Repetition

Each Repeating Representation is deemed to be repeated by each Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request, on each Utilisation Date, on the first day of each Interest Period.

18.3	Guarantor

The Guarantor is listed on the NASDAQ Stock Market.

19.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 (Information Undertakings) remain in force for the duration of the Facility Period.

19.1	Financial statements

Each Borrower shall supply to the Lender:

19.1.1	as soon as the same become available, but in any event within 160 days after the end of each of its financial years:

(a)	the consolidated audited statements of the Guarantor and its subsidiaries (including the Borrowers) for that financial year; and

(b)	the unaudited financial accounts of each Borrower for that financial year; and

19.1.2

as soon as the same become available, but in any event within 60 days after the end of each half year period during each of their financial years, the management accounts for the Guarantor and its subsidiaries (including the Borrowers).

19.2	Compliance Certificate

19.2.1

Each Borrower shall supply to the Lender, with each set of annual financial statements delivered pursuant to Clause 19.1.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up.

19.2.2	Each Compliance Certificate shall be signed by a director of the relevant Borrowers and the Guarantor and shall enclose:

(a)	in relation to each Vessel only, the latest valuation obtained in pursuant to Clause 17.2 (Provision of valuations); and

(b)	in relation to each Fleet Vessel (other than a Vessel), the calculation of the market value of that Fleet Vessel (which for the avoidance of doubt can be a desktop valuation).

19.3	Requirements as to financial statements

19.3.1	Each set of financial statements delivered under Clause 19.1 (Financial statements):

(a)	shall be certified by a director of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up;

(b)

shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Lender that there has been a change in the Accounting Principles, the accounting practices or reference periods and its auditors deliver to the Lender:

(i)

a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Lender, to enable the Lender to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

19.3.2

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4	Information: miscellaneous

Each Borrower shall supply to the Lender:

19.4.1

at the same time as they are dispatched, copies of all documents dispatched by that Borrower to its shareholders generally (or any class of them) or dispatched by that Borrower to its creditors generally (or any class of them);

19.4.2	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending:

(a)

against any Borrower or the Guarantor and which, if adversely determined, are reasonably likely to have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding the Threshold Amount; or

(b)	involving a Vessel where the amount claimed by any party (ignoring any counterclaim or defence of set-off) exceeds or may reasonably be expected to exceed the Threshold Amount;

19.4.3

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body, arbitral tribunal or agency or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any Borrower or the Guarantor and which is reasonably likely to have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding the Threshold Amount;

19.4.4

promptly, such information and documents as the Lender may reasonably require about the Security Assets and compliance of the Borrower or the Guarantor with the terms of any Security Documents (including without limitation cash flow analyses and details of the operating costs of any Vessel); and

19.4.5

promptly on request, such further information regarding the financial condition, assets and operations of any Borrower or the Guarantor (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement, any changes to management of the Group) as the Lender may reasonably request.

19.5	Notification of default

19.5.1	Each Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

19.5.2

Promptly upon a request by the Lender, each Borrower shall supply to the Lender a certificate signed by two directors or a director and a senior officer on its behalf certifying that no Default has occurred and is continuing (or if a Default has occurred and is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.6	"Know your customer" checks

19.6.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)

any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (resulting in a shareholder owning 10% or more of the share capital of such Obligor) after the date of this Agreement; or

(c)	a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement,

obliges the Lender (or, in the case of Clause 19.6.1(c), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Borrower shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in Clause

19.6.1(c), on behalf of any prospective new Lender) in order for the Lender or, in the case of the event described in Clause 19.6.1(c), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.	FINANCIAL COVENANTS

20.1	Financial Definitions

In this Clause (Financial Covenants):

"Fleet Vessels" means all of the vessels from time to time owned by any member of the Group or, as the case may be, of which any member of the Group is a disponent owner (each a "Fleet Vessel").

"Fleet Book Value" means, at the end of a relevant period, the aggregate book value of the Fleet Vessels less depreciation as stated in the most recent financial statements of the Guarantor delivered pursuant to Clause 20.3.1 (Financial statements).

"Fleet Market Value" means, at the date of calculation, the aggregate of the market values of the Fleet Vessels which means:

(a)

in relation to each Fleet Vessel (other than a Vessel), the market value (which can for the avoidance of doubt be a desktop valuation) on the basis of a charter-free sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer; and

(b)	in relation to a Vessel, its most recent Market Value.

"Market Value Adjusted Total Assets" means, at any relevant time, the Total Assets as adjusted by replacing the Fleet Book Value with the Fleet Market Value.

"Net Worth" means, at any relevant time, the amount obtained by deducting from the Market Value Adjusted Total Assets the amount of the Total Liabilities.

"Total Liabilities" means the total liabilities of the Group as stated in the most recent financial statements provided under Clause 19.1.1 (Financial statements).

"Total Assets" means, at any relevant time, the total assets (including cash and cash equivalents) of the Group as stated in the most recent financial statements provided under Clause 20.3.1 (Financial statements).

20.2	Financial conditions

20.2.1	During the Facility Period (as tested in accordance with Clause 20.3.1) the Borrower shall ensure that the Guarantor maintains:

(a)	its Total Liabilities below seventy-five per cent (75%) of its Market Value Adjusted Total Assets; and

(b)	a Net Worth of at least USD 15,000,000 (United States Dollars fifteen million).

20.3	Financial Testing

20.3.1

The financial covenants set out in Clause 20.2 (Financial Covenants) shall be tested semi- annually by reference to each set of annual financial statements to be provided under Clause 19.1.1(a) (Financial Statements) and the Compliance Certificate.

20.3.2	Each Borrower shall provide the Lender with all such information as the Lender may reasonably require for testing of the financial covenants set out in Clause 20.2 (Financial Covenants).

21.	GENERAL UNDERTAKINGS

The undertakings in this Clause 21 (General Undertakings) remain in force for the duration of the Facility Period.

21.1	Authorisations

21.1.1	Each Borrower shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	upon the Lender's written request, supply certified copies to the Lender of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable any Obligor to perform its obligations under the Finance Documents to which it is a party;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(iii)	enable any Obligor to carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.2	Compliance with laws

21.2.1

Each Borrower shall comply (and shall procure that each other Obligor, each other member of the Group and each Affiliate of any of them will comply), in all respects with all applicable laws to which it may be subject, if (except as regards Sanctions, to which Clause 21.2.2 applies, and anti-corruption laws, to which Clause 21.5 (Anti-corruption law) applies) failure so to comply has or is reasonably likely to have a Material Adverse Effect.

21.2.2	Each Borrower shall comply (and shall procure that each other Obligor, each other member of the Group and each Affiliate of any of them will comply) in all respects with all applicable Sanctions.

21.3	Environmental compliance

Each Borrower shall:

21.3.1	comply with all applicable Environmental Laws;

21.3.2	obtain, maintain and ensure compliance with all requisite Environmental Approvals; and

21.3.3	implement procedures to monitor compliance with and to prevent liability under any applicable Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.4	Environmental Claims

Each Borrower shall promptly upon becoming aware of the same, inform the Lender in writing of:

21.4.1	any Environmental Claim against any of the Obligors or any Vessel which is current, pending or threatened; and

21.4.2	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any of the Obligors, or any Vessel,

where the claim, if determined against that Obligor, or a Vessel, has or is reasonably likely to have a Material Adverse Effect.

21.5	Anti-corruption law

21.5.1

Each Borrower shall not (and shall procure that no other Obligor or other member of the Group will) directly or indirectly use the proceeds of the Loan for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

21.5.2	Each Borrower shall (and shall procure that each other Obligor and each other member of the Group will):

(a)	conduct its businesses in compliance with applicable anti-corruption laws; and

(b)	maintain policies and procedures designed to promote and achieve compliance with such laws.

21.6	Taxation

21.6.1

Each Borrower shall (and shall procure that each other Obligor will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Lender under Clause 19.1 (Financial statements); and

(c)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

21.6.2	Each Borrower shall not change its residence for Tax purposes without the prior written consent of the Lender (not to be unreasonably withheld).

21.7	Evidence of good standing

Each Borrower will from time to time, if applicable and if requested by the Lender, provide the Lender with evidence in form and substance satisfactory to the Lender that each Obligor remains in good standing.

21.8	Pari passu ranking

Each Borrower shall ensure that at all times any unsecured and unsubordinated claims of the Lender against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

21.9	Negative pledge

21.9.1	In this Clause 21.9, "Quasi-Security" means an arrangement or transaction described in Clause 21.9.2(b).

21.9.2	Except as permitted under Clause 21.9.3:

(a)	no Borrower shall create or permit to subsist any Encumbrance over any of its assets.

(b)	no Borrower shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

21.9.3	Clauses 21.9.2(a) and 21.9.2(b) do not apply to any Encumbrance or (as the case may be) Quasi- Security, which is a Permitted Encumbrance.

21.10	Disposals

21.10.1

Except as expressly permitted under this Agreement, no Borrower shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

21.10.2	Clause 21.10.1 does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal.

21.11	Arm's length basis

21.11.1	Except as permitted under Clause 21.11.2, no Borrower shall enter into any commercial transaction with any third party except on arm's length terms and for full market value.

21.11.2

Any fees, costs and expenses payable under the Relevant Documents (including under the Management Agreements) in the amounts set out in the Relevant Documents delivered to the Lender under Clause 4.1 (Initial conditions precedent) or agreed by the Lender shall not be a breach of this Clause 21.11.

21.12	Merger

No Borrower shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

21.13	Change of type of business

No Borrower shall make any substantial change to the general type of its business from that carried on at the date of this Agreement which in the reasonable opinion of the Lender could have a Material Adverse Effect. In the event any Borrower intends to change its nature of business, it shall notify the Lender 30 days in advance.

21.14	No other type of business

No Borrower shall engage in any type of business other than in the case of the Borrowers, the ownership, operation, crewing, chartering, insuring and management of the relevant Vessel.

21.15	No acquisitions

No Borrower shall acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or incorporate a company.

21.16	No Joint Ventures

No Borrower shall:

21.16.1	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

21.16.2

lend to or guarantee or give an indemnity for or give security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

21.17	No borrowings

No Borrower shall incur without the prior written consent of the Lender or allow to remain outstanding any Financial Indebtedness except for the Loan or any Permitted Financial Indebtedness. The Borrowers shall also not commence any borrowing relationship with any other bank other than the Lender without the prior written consent of the Lender.

21.18	No substantial liabilities

Except in the ordinary course of business, the Borrowers shall not incur any liabilities to any third parties which exceed the Threshold Amount.

21.19	No loans or credit

No Borrower shall be a creditor in respect of any Financial Indebtedness unless it is a loan made in the ordinary course of business in connection with the chartering, operation or repair of the relevant Vessel or a Permitted Transaction.

21.20	No guarantees or indemnities

No Borrower will incur or allow to remain outstanding any guarantee in respect of any obligation of any person unless it is a Permitted Transaction.

21.21	No dividends

21.21.1	No Borrower shall, except as permitted under Clause 21.21.2:

(a)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)

pay any management, advisory or other fee to or to the order of any of the shareholders of the Guarantor (but only if these are effectively dividends or distributions and not expenses properly incurred in the ordinary course of business);

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so; or

(e)	issue any new shares in its share capital or resolve to do so.

21.21.2	Clause 21.21.1 does not apply to a Permitted Distribution.

21.22	Inspection of records

Each Borrower will permit (and shall procure that the Guarantor will permit) the inspection of their financial records and accounts from time to time by the Lender or its nominee.

21.23	Vessel Survey and Class Report

21.23.1	Each Borrower shall upon the Lender's written request provide the Lender with a Class Status report of the respective Vessel showing the condition of the Vessel at that time.

21.23.2

On the fifth (5th) anniversary of the Delivery Date of a Vessel and thereafter annually Borrower shall permit the Lender and all persons appointed by the Lender to board its Vessel (upon reasonable notice being served by the Lender and provided that such inspection shall not interfere with the operation of that Vessel) to inspect that Vessel's state and condition and, if that Vessel shall not be in a state and condition which complies with the requirements of this Agreement, to effect such repairs as shall in the reasonable opinion of the Lender be desirable to ensure such compliance, without prejudice to the Lender's other rights under or pursuant to the relevant Mortgage.

21.23.3

The Lender may at any time after a Default has occurred and is continuing obtain a report by a surveyor (and any third parties) selected by the Lender to inspect the Vessel confirming that the condition of the Vessel is in all respects acceptable to the Lender.

21.23.4

All surveys referred to in this Clause 21.26, shall be procured by the Borrowers or the Lender (provided always that the surveyor is approved by the Lender) at the cost and expense of the Borrowers and the Borrowers shall within three (3) Business Days of demand by the Lender pay to the Lender the amount of all such costs and expenses.

21.24	Hedging

21.24.1	The Borrowers may and confirm they remain open to hedge their interest rate exposure under this Agreement by carrying out an interest rate swap with the Lender.

21.24.2	The Lender shall have first and last right of refusal in relation to any hedging products entered into with connection to this Agreement and the Loan.

21.25	No change in Relevant Documents

No Borrower shall (and the Borrowers shall procure that no other Obligor will) amend, vary, novate, supplement, supersede, waive or terminate any term of, any of the Relevant Documents which are not Finance Documents, or any other document delivered to the Lender pursuant to Clause 4 (Conditions of Utilisation) without the prior written consent of the Lender (not to be unreasonably withheld).

21.26	Further assurance

21.26.1

Each Borrower shall (and shall procure that each other Obligor promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Lender may reasonably specify (and in such form as the Lender may reasonably require in favour of the Lender or its nominee(s)):

(a)

to perfect any Encumbrance created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Encumbrance over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Lender or the Secured Parties provided by or pursuant to the Finance Documents or by law;

(b)

confer on the Lender or confer on the Secured Parties an Encumbrance over any property and assets of that Borrower located in any jurisdiction equivalent or similar to the Encumbrance intended to be conferred by or pursuant to the Security Documents; and/or

(c)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.

21.26.2

Each Borrower shall (and shall procure that each other Obligor take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Encumbrance conferred or intended to be conferred on the Lender or the Secured Parties by or pursuant to the Finance Documents in accordance with their terms.

21.27	Sanctions

21.27.1

No Borrower shall (and the Borrowers shall procure that no other Obligor or other member of the Group and no Affiliate of any of them will) (i) become a Prohibited Person, or (ii) be owned or controlled by a Prohibited Person, or (iii) act directly or indirectly on behalf of or for the benefit of a Prohibited Person, or (iv) own or control a Prohibited Person.

21.27.2

The Borrowers shall procure that no proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

21.27.3	Each Borrower shall (and shall procure that each other Obligor and each other member of the Group and each Affiliate of any of them will) comply with all Sanctions.

21.27.4

Each Borrower undertakes that following a notification by the Lender that an Event of Default has occurred and is continuing, such Borrower shall act strictly in accordance with the instructions of the Lender and take such actions to preserve and protect the best interests of the Lender.

21.28	Most Favoured Nation Clause

21.28.1

The financial covenants set out in Clause 20.2 (Financial Covenants) are no less favourable to the financial covenants granted by the Guarantor or any member of the Group under existing lending facilities extended by banks, financiers or other financial institutions to the Guarantor and its subsidiaries (provided that, for the avoidance of doubt, for the purpose of this clause any covenant regarding the provision of cash collateral or restricted cash of any sort granted to other creditors, banks, financiers or other financial institutions shall not constitute a financial covenant for the purposes of this Clause).

21.28.2

Accordingly, should the Guarantor or any member of the Group provide to any creditor, bank, financier and/or other financial institutions any or more favourable financial covenants than those set out in Clause 20.2 (Financial Covenants) , the Guarantor or, as the case may be any member of the Group, shall promptly notify the Lender in writing and give to the Lender a reasonably detailed description of those financial covenants and shall, within fifteen (15) Banking Days from notifying the Lender, enter into such documentation supplemental to the Finance Documents as the Lender may require in order to achieve parity with such creditor, bank, financier and/or other financial institution.

22.	INSURANCE UNDERTAKINGS

22.1	Maintenance and amounts of Obligatory Insurances

22.1.1	Each Borrower covenants to ensure that from the Delivery Date of its Vessel and throughout the remainder of the Facility Period its Vessel shall be and shall remain insured at its expense against:

(a)	fire and all usual marine risks (including hull and machinery and excess risks) and war risks on an agreed value basis for an amount which is the greater from time to time of:

(i)	her Market Value; and

(ii)

an amount which (when aggregated with the amounts for which the other Vessels and any other vessels which are the subject of Transaction Encumbrances for the Loan are insured for such risks) equals one hundred twenty per cent (120%) of the aggregate of the amount of the Loan then outstanding; and

(b)

protection and indemnity risks and liabilities (including, without limitation, protection and indemnity war risks) with limits always up to the standard cover of P&I Club which is member of the International Group of P&I Clubs from time to time available in the international marine insurance market for vessels of a similar age, size and type to that Vessel; and

(c)

oil pollution caused by that Vessel for such amounts as the Lender may from time to time approve unless that risk is covered to the satisfaction of the Lender by the Vessel's protection and indemnity entry or insurance; and

(d)

any other risks against which the Lender reasonably considers, having regard to normal market practices and other circumstances prevailing at the relevant time, it would be reasonable for that Borrower to insure taking into account the trading pattern of the Vessel and which are notified to that Borrower by the Lender in writing.

22.1.2

The Lender agrees that, if and for so long as a Vessel may be laid up with the approval of the Lender, the relevant Borrower may at its own expense take out port risk insurance on such Vessel in place of hull and machinery insurance.

22.2	Further terms

22.2.1

Each Borrower undertakes, in respect of its Vessel, to place the Obligatory Insurances with Approved Insurance Brokers and Approved Insurers and in such markets, in such currency and on such terms and conditions as the Lender shall have previously approved in writing.

22.2.2

No Borrower shall alter the terms of any of the Obligatory Insurances or waive any right relating to any of the Obligatory Insurances without the prior written consent of the Lender (not to be unreasonably withheld).

22.2.3

No Borrower shall allow any person to be co-assured under any of the Obligatory Insurances without the prior written consent of the Lender, except for the Guarantor, any pool manager, the Manager and any crewing agents (each a "Permitted Co-Assured"). The Borrowers shall procure that any Permitted Co-Assured shall, if so required by the Lender:

(a)	assign its rights under the Insurances in favour of the Lender; or

(b)

sign a letter of subordination in favour of the Lender in a form acceptable to the Lender and in case of any pool manager or crewing agents only agree to a policy endorsement stating that it shall have no claim in respect of the loss or damage of the relevant Vessel.

22.2.4

Each Borrower will supply the Lender from time to time on request with such information as the Lender may in its discretion require with regard to the Obligatory Insurances, the Approved Insurance Brokers and the Approved Insurers through or with which the Obligatory Insurances are placed.

22.2.5

Each Borrower shall reimburse the Lender within five (5) Business Days of demand for all reasonable costs and expenses incurred by the Lender in obtaining a report on the adequacy of the Obligatory Insurances from an insurance adviser instructed by the Lender provided that such reports shall only be requested by the Lender:

(a)	once per annum; or

(b)	following any amendment or change has been made to the Obligatory Insurances (save for any amendment or change to the insurance values only which does not result in an Event of Default).

22.3	Payment of premiums; Protection and indemnity guarantees

22.3.1	Each Borrower undertakes, in respect of its Vessel:

(a)	duly and punctually to pay all premiums, calls and contributions, and all other sums at any time payable in connection with the Obligatory Insurances; and

(b)	at its own expense, to arrange and provide any guarantees from time to time required by any protection and indemnity or war risks association.

22.3.2	From time to time at the Lender's request, each Borrower will, in respect of its Vessel, provide the Lender with evidence satisfactory to the Lender that:

(a)	such premiums, calls, contributions and other sums have been duly and punctually paid;

(b)	any such guarantees have been duly given; and

(c)

all declarations and notices required by the terms of any of the Obligatory Insurances to be made or given by or on behalf of that Borrower to brokers, underwriters or associations have been duly and punctually made or given.

22.4	Compliance with terms of Obligatory Insurances

22.4.1

Each Borrower will comply in all respects with all terms and conditions of the Obligatory Insurances relating to its Vessel and will make all such declarations to brokers, underwriters and associations as may be required to enable its Vessel to operate in accordance with the terms and conditions of the Obligatory Insurances.

22.4.2

No Borrower will do, nor permit to be done, any act, nor make, nor permit to be made, any omission, as a result of which any of the Obligatory Insurances relating to its Vessel may become liable to be suspended, cancelled or avoided, or may become unenforceable, or as a result of which any sums payable under or in connection with any of the Obligatory Insurances relating to its Vessel may be reduced or become liable to be repaid in whole or in part or may cease to be payable in whole or in part.

22.4.3

No Borrower will permit its Vessel to be employed other than in conformity with the Obligatory Insurances relating to its Vessel without first taking out additional insurance cover in respect of that employment in all respects to the satisfaction of the Lender.

22.5	Renewal of Obligatory Insurances

22.6

Each Borrower will, in respect of its Vessel and no later than 14 days (or, in the case of war risks, no later than seven days) before the expiry of any of the Obligatory Insurances relating to its Vessel, renew them and shall immediately give the Lender such details of those renewals as the Lender may require.

22.7	Mortgagees' Insurances

22.7.1

The Lender shall be at liberty to take out Mortgagees' Insurances in relation to a Vessel for one hundred and twenty per cent (120%) of the aggregate of the amount of the Loan then outstanding, on standard market terms and conditions, through such insurers and generally in such manner as the Lender may from time to time decide.

22.7.2

The Borrowers shall within five (5) Business Days of reimburse the Lender for all documented costs, premiums and expenses paid or incurred by the Lender in connection with any Mortgagees' Insurances (provided that the Lender shall provide to the Borrowers copies of the invoices or other documented evidence in respect of any such costs, premiums and expenses).

22.8	Copies of policies, certificates of entry and letters of undertaking

22.8.1

Each Borrower shall deliver to the Lender copies of all policies, certificates of entry and other documents relating to the Insurances relating to its Vessel (including, without limitation, receipts for premiums, calls or contributions).

22.8.2	Each Borrower shall ensure that all policies relating to the Insurances effected by it are deposited with the Approved Insurance Brokers through which the Insurances are effected or renewed.

22.8.3

Each Borrower shall procure that letters of undertaking in such forms as the Lender may approve (having regard to general insurance market practice and law at the time of issue of such letters of undertaking) shall be issued to the Lender by the Approved Insurance Brokers through which it has placed such Insurances (or, in the case of protection and indemnity or war risks associations, by their managers).

22.8.4	If a Vessel is at any time during the Facility Period insured under any form of fleet cover, the relevant Borrower shall procure that the relevant letters of undertaking contain confirmations that:

(a)

the brokers, underwriters or association (as the case may be) will not set off claims relating to that Vessel against premiums, calls or contributions in respect of any other vessel or other insurance; and

(b)	the insurance cover of that Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance.

Failing receipt of those confirmations, the relevant Borrower will instruct the brokers, underwriters or association concerned to issue a separate policy or certificate for its Vessel in the sole name of that Borrower or of that Borrower's Approved Insurance Brokers as agents for that Borrower.

22.9	Notification of certain insurance-related events

Each Borrower shall promptly notify the Lender of:

22.9.1	any new requirement imposed by any broker, underwriter or association in relation to any of the Obligatory Insurances relating to its Vessel;

22.9.2

any casualty or other accident or damage to its Vessel the cost of which to repair may exceed the Threshold Amount (and shall promptly provide the Lender with full information regarding such casualty or other accident or damage); and

22.9.3	any occurrence as a result of which its Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss.

22.10	Lender's powers

22.10.1	Each Borrower agrees that, on and at any time after the occurrence of an Event of Default which is continuing, the Lender shall be entitled to:

(a)	collect, sue for, recover and give a good discharge for all claims in respect of any of the Insurances;

(b)	pay collecting brokers the customary commission on all sums collected in respect of those claims;

(c)	compromise all such claims or refer them to arbitration or any other form of judicial or non-judicial determination; and

(d)	otherwise deal with such claims in such manner as the Lender shall in its discretion think fit.

22.10.2

In the event of any claim in respect of any of the Insurances (other than in respect of a Total Loss), for an insured event below the Threshold Amount, the Borrower shall be free to make any arrangements as it deems fit to restore the Vessel.

22.10.3

If a Borrower fails to effect or keep in force the Obligatory Insurances in respect of its Vessel, the Lender may (but shall not be obliged to) effect and/or keep in force such insurances on that Vessel and such entries in protection and indemnity or war risks associations as the Lender in its discretion considers desirable, and the Lender may (but shall not be obliged to) pay any unpaid premiums, calls or contributions. The Borrowers will reimburse the Lender from time to time on demand for all such premiums, calls or contributions paid by the Lender, together with interest at the rate calculated in accordance with Clause 7.3 (Default interest) from the date of payment by the Lender until the date of reimbursement.

22.11	Application of insurance proceeds

Whether or not an Event of Default shall have occurred or be continuing, the proceeds of any claim under any of the Insurances in respect of a Total Loss shall be paid to the Lender or as instructed by the Lender and applied in accordance with Clause 27 (Application of proceeds) or Clause 6.6 (Mandatory prepayment on sale or Total Loss), as the case may be.

22.12	No settlement of claims

No Borrower shall settle, compromise or abandon any claim under or in connection with any of the Insurances (other than a claim of less than the Threshold Amount arising other than from a Total Loss) without the prior written consent of the Lender (not to be unreasonably withheld).

22.13	Compliance with the United States Oil Pollution Act 1990

Each Borrower shall comply strictly with the requirements of any legislation relating to pollution or protection of the environment which may from time to time be applicable to its Vessel in any jurisdiction in which its Vessel shall trade and in particular each Borrower shall comply strictly with the requirements of the United States Oil Pollution Act 1990 (the "Act") if its Vessel is to trade in the United States of America and Exclusive Economic Zone (as defined in the Act). Before any such trade is commenced and during the entire period during which such trade is carried on, the relevant Borrower shall:

22.13.1	pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to that Borrower for its Vessel in the market; and

22.13.2

to the extent applicable to a Vessel, make all such quarterly or other voyage declarations as may from time to time be required by its Vessel's protection and indemnity association in order to maintain such cover, and promptly deliver to the Lender copies of such declarations; and

22.13.3

submit its Vessel to such additional periodic, classification, structural or other surveys which may be required by that Vessel's protection and indemnity insurers to maintain cover for such trade and promptly deliver to the Lender copies of reports made in respect of such surveys; and

22.13.4

implement any recommendations contained in the reports issued following the surveys referred to in Clause 22.13.3 within the relevant time limits, and provide evidence satisfactory to the Lender that the protection and indemnity insurers are satisfied that this has been done; and

22.13.5	in addition to the foregoing (if such trade is in the United States of America and Exclusive Economic Zone):

(a)	obtain and retain a certificate of financial responsibility under the Act in form and substance satisfactory to the United States Coast Guard and provide the Lender with evidence of the same; and

(b)	procure that the protection and indemnity insurances do not contain a US Trading Exclusion Clause or any other analogous provision and provide the Lender with evidence that this is so; and

(c)

comply strictly with any operational or structural regulations issued from time to time by any relevant authorities under the Act so that at all times its Vessel falls within the provisions which limit strict liability under the Act for oil pollution.

23.	VESSEL UNDERTAKINGS

Each Borrower covenants as follows from the Delivery Date of its Vessel (unless a contrary indication appears) and throughout the remainder of the Facility Period.

23.1	Seaworthiness

Each Borrower shall exercise due diligence to keep its Vessel seaworthy and in a state of complete repair in compliance with applicable class and flag state regulations.

23.2	Registration

Each Borrower covenants:

23.2.1	to maintain the registration of its Vessel under her current flag;

23.2.2	to effect and maintain registration of the relevant Mortgage at its Vessel's Ship Registry;

23.2.3	not to cause nor permit to be done any act or omission as a result of which either of those registrations might be suspended, defeated or imperilled; and

23.2.4	not to enter into any dual flagging arrangements in respect of its Vessel without the prior written consent of the Lender.

23.3	Classification and compliance with class

23.3.1

Each Borrower shall maintain its Vessel in a condition entitling that Vessel to the highest class applicable to vessels of her type with an Approved Classification Society free of recommendations and qualifications, unless such recommendations and qualifications, in the judgement of the Classification Society, do not affect the seaworthiness of the Vessels.

23.3.2

No Borrower shall not make any changes relating to the classification or Approved Classification Society of its Vessel without the prior written consent of the Lender (not to be unreasonably withheld).

23.3.3	Each Borrower shall:

(a)	comply with all applicable requirements from time to time of its Vessel's Approved Classification Society in line with the applicable time frame imposed by the same; and

(b)

give to the Lender from time to time during the Facility Period on request copies of all classification certificates of its Vessel and reports of surveys required by its Vessel's Approved Classification Society (each Borrower, by its execution of this Agreement, irrevocably authorising the Lender to obtain such information and documents from its Vessel's Approved Classification Society as the Lender may from time to time require).

23.4	Modifications

23.4.1

Subject to Clauses 23.4.2 and 23.4.3, no Borrower shall, without the prior written consent of the Lender (which shall not be unreasonably withheld), make, nor permit nor cause to be made, any material change in the structure, type or performance characteristics of its Vessel.

23.4.2	The installation of a scrubber on a Vessel does not constitute a material change under this Clause 23.4 (Modifications).

23.4.3

The installation of an LNG engine and related equipment on a Vessel shall not require a prior written consent of the Lender under Clause 23.4.1 but the Borrower shall notify the Lender prior to permitting or causing any such installation.

23.5	Repairs and replacement or new parts

23.5.1	Each Borrower shall procure that all repairs to its Vessel or replacements or installations of parts or equipment of its Vessel are effected:

(a)	in such a way as not to diminish the value of that Vessel; and

(b)	with replacement or new parts or equipment which are the property of that Borrower and free of all Encumbrances (other than the relevant Mortgage).

23.5.2	No Borrower shall install equipment owned by a third party on its Vessel if such equipment cannot be removed without any risk of damage to that Vessel.

23.5.3

No Borrower shall, without the prior written consent of the Lender, put its Vessel into the possession of any person for the purpose of work or repairs estimated to cost more than the Threshold Amount (except for repairs the cost of which is recoverable under the Insurances and in respect of which the insurers have agreed to make payment in accordance with any applicable loss payable clause) unless that person shall have given an undertaking to the Lender in such terms as the Lender shall require not to exercise a lien on that Vessel for the cost of the work or repairs.

23.6	Release of arrest

Each Borrower shall cause its Vessel to be released from arrest or detention as quickly as possible, and in any event within 30 days from the date of arrest or detention.

23.7	No claims of master and crew

Each Borrower shall, from time to time on written request of the Lender, produce to the Lender written evidence satisfactory to the Lender confirming that the master and crew of its Vessel have no claims for wages beyond the ordinary arrears and that the master has no claim for disbursements other than those properly incurred by him in the ordinary course of trading of that Vessel on the voyage then in progress.

23.8	Change of name

No Borrower shall, during the Facility Period, change the name of its Vessel without the prior written consent of the Lender.

23.9	Laying-up

No Borrower shall, during the Facility Period, lay-up its Vessel without the prior written consent of the Lender for a period of more than 3 months.

23.10	Requisition or seizure

23.10.1	In the event of any requisition or seizure of its Vessel, the relevant Borrower shall take all lawful steps to recover possession of that Vessel as soon as it is entitled to do so.

23.11	Provision of information

23.11.1	Each Borrower shall provide to the Lender from time to time during the Facility Period on the Lender's request:

(a)	such information as the Lender may reasonably require with regard to its Vessel's employment, position and state of repair;

(b)	copies of all charterparties and other contracts of employment relating to its Vessel; and

(c)	copies of its Vessel's deck and engine logs.

23.11.2

Each Borrower shall notify the Lender from time to time during the Facility Period of any contract for the operation, employment or use of a Vessel which (inclusive of any extension option) is capable of exceeding twelve (12) months entered into by the Borrower.

23.12	Restrictions on employment

23.12.1	No Borrower shall, during hostilities (whether or not a state of war shall formally have been declared and including, without limitation, any civil war):

(a)	permit its Vessel to be employed in carrying any goods which may be declared to be contraband of war or which may render that Vessel liable to confiscation, seizure, detention or destruction; nor

(b)	permit its Vessel to enter any area which is declared a war zone by any governmental authority or by that Vessel's insurers,

unless that employment or voyage is either (i) consented to in advance and in writing by the underwriters of its Vessel's war risks insurances and fully covered by those insurances or (ii) (to the extent not covered by those insurances) covered by additional insurance taken out by that Borrower at its expense, which additional insurance shall be deemed to be part of the Insurances and of the Assigned Property.

23.12.2	No Borrower shall:

(a)

without the prior written notification to the Lender (except pursuant to the Future Charter), let its Vessel on any demise charter or on any time charter, consecutive voyage charter or other contract of employment which (inclusive of any extension option) is capable of exceeding 13 months nor to employ its Vessel in any way which might impair the security created by the Finance Documents;

(b)

after the occurrence of an Event of Default which is continuing, let its Vessel on charter or renew or extend any charter or other contract of employment of its Vessel, nor agree to do so, without the prior written consent of the Lender; or

(c)	charter-in any vessel.

23.12.3

No Borrower shall, without the prior written consent of the Lender, enter into any agreement or arrangement for sharing the Earnings unless the Vessels will be brought in a Vessel pooling arrangement or under a customary profit sharing with a Future Charterer in an ordinary course of business (such as, in respect to any fuel savings).

23.12.4

Each Borrower shall duly perform (unless prevented by force majeure), and take all necessary steps to enforce the performance by charterers and shippers of, all charterparties and other contracts of employment and all bills of lading and other contracts relating to its Vessel.

23.13	Taxes, etc.

Each Borrower shall pay and discharge when due from time to time all taxes, levies, duties, fines and penalties imposed on its Vessel or her Earnings, or on that Borrower, its income, profits, capital gains or any of its property.

23.14	Notification of certain operational events

Each Borrower shall notify the Lender immediately in writing of:

(a)	any intended dry docking of its Vessel;

(b)	any material requirement or recommendation imposed by its Vessel's classification society or any competent authority which is not complied with in line with the timeframe thereof ;

(c)	any actual or threatened withdrawal, suspension, cancellation or modification of:

(d)	the SMC of its Vessel;

(e)	the DOC of the ISM Company;

(f)	the ISSC of its Vessel;

(g)	the IAPPC of its Vessel; or

(h)	the IEEC of its Vessel;

(i)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, the ISM Company, a Manager or otherwise in connection with its Vessel;

(j)	any arrest or detention of its Vessel which has not been released for seven (7) days, and the release of its Vessel following such arrest or detention;

(k)	any exercise or purported exercise of any lien on its Vessel or her Earnings; and

(l)	any requisition or seizure of its Vessel.

23.15	Management

No Borrower shall, without the prior written consent of the Lender, appoint anyone other than the Managers as commercial or technical managers of its Vessel, nor terminate nor materially vary the arrangements for the commercial or technical management of its Vessel, nor permit the commercial or technical management of its Vessel to be sub-contracted or delegated to any third party.

23.16	Compliance with laws, anti-drug legislation, ISM Code and ISPS Code

23.16.1

Without prejudice to Clause 21.2.1 (Compliance with laws) and Clause 21.3 (Environmental compliance), each Borrower shall comply with all laws, conventions and regulations applicable to its Vessel or to that Borrower in relation to its Vessel and each Borrower shall carry on board its Vessel all certificates and other documents which may from time to time be required to evidence such compliance.

23.16.2

Each Borrower shall take all reasonable precautions to prevent any infringements of any anti- drug legislation in any jurisdiction in which its Vessel shall trade and in particular (if its Vessel is to trade in the United States of America) to take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America.

23.16.3	Each Borrower shall comply, or procure that the Manager of its Vessel will comply, with the ISM Code or any replacement of the ISM Code and shall in particular, without limitation:

(a)	procure that its Vessel is and remains for the duration of the Facility Period subject to a safety management system developed and implemented in accordance with the ISM Code; and

(b)	maintain for its Vessel throughout the Facility Period a valid and current SMC and provide a copy to the Lender; and

(c)	procure that the ISM Company maintains throughout the Facility Period a valid and current DOC and provide a copy to the Lender.

23.16.4	Each Borrower shall comply, in relation to its Vessel, with the ISPS Code or any replacement of the ISPS Code and shall in particular, without limitation:

(a)	procure that its Vessel and the company responsible for its Vessel's compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain for its Vessel throughout the Facility Period a valid and current ISSC and provide a copy to the Lender.

23.16.5	Each Borrower shall, in respect of its Vessel, comply with Annex VI or any replacement of Annex VI and shall in particular, without limitation:

(a)	procure that its Vessel's master and crew are familiar with, and that its Vessel complies with, Annex VI;

(b)	maintain for its Vessel throughout the Facility Period a valid and current IAPPC and provide a copy to the Lender; and

(c)

obtain for its Vessel a valid IEEC either at its next survey for its IAPPC following 1 January 2023 or (if the Vessel is delivered to the Borrower as a newbuilding on or after 1 January 2023) on delivery and (in either case) maintain a valid IEEC for its Vessel thereafter for the duration of the Facility Period and provide a copy to the Lender.

23.17	Green passport

23.17.1	Each Borrower shall:

(a)	obtain and maintain throughout the Facility Period an Inventory of Hazardous Material in respect of its Vessel;

(b)

provide the Lender with a copy of the Inventory of Hazardous Materials for its Vessel and each update to, or amendment of, such Inventory of Hazardous Materials from time to time during the Facility Period;

(c)

ensure that, if during the Facility Period, its Vessel is sold for scrapping or sold to an intermediary with the intention of being scrapped, that Vessel is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner, in accordance with the provisions of the Hong Kong Convention for the Safe and Environmentally Sound Recycling of Ships 2009 in relation to non-EU flagged vessels.

23.17.2

In this Clause, "Inventory of Hazardous Material" means, in relation to a Vessel, the inventory of any material or substance which is liable to create hazards to human health and/or the environment issued by that Vessel's Approved Classification Society which includes a list of any and all materials known to be potentially hazardous utilised in the construction of that Vessel along with their respective location and approximate quantities, also referred to as List of Hazardous Materials.

24.	EVENTS OF DEFAULT

24.1	Events of Default

Each of the events or circumstances set out in this Clause 24.1 is an Event of Default.

24.1.1	Non-payment

An Obligor does not pay on the due date any amount payable by it under a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error on part of the Lender; or

(ii)	a Disruption Event; and

(b)	payment is made within three (3) Business Day of its due date.

24.1.2	Other specific obligations

(a)	Any requirement of Clause 20 (Financial Covenants) is not satisfied.

(b)	An Obligor does not comply with any obligation in a Finance Document relating to the Insurances, with Clause 16.3 (Transfers to the DSRA) or with Clause 17 (Additional Security).

24.1.3	Other obligations

(a)	An Obligor does not comply with any provision of a Finance Document (other than those referred to in Clause 24.1.1 (Non-payment) and Clause 24.1.2 (Other specific obligations)).

(b)

No Event of Default under this Clause 24.1.3 will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the earlier of (i) the Lender giving notice to the Borrowers and (ii) the Borrowers becoming aware of the failure to comply.

24.1.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in any Finance Document or any other document delivered by or on behalf of an Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

24.1.5	Cross default

(a)	Any Financial Indebtedness of a Borrower or Guarantor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of a Borrower or Guarantor is declared to be, or otherwise becomes, due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of a Borrower or Guarantor is cancelled or suspended by a creditor of an Obligor as a result of an event of default (however described).

(d)

Any creditor of a Borrower or Guarantor becomes entitled to declare any Financial Indebtedness of an Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 24.1.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within (a) to (d) is less than USD 5,000,000 (or its equivalent in any other currency or currencies).

24.1.6	Insolvency

(a)	A Borrower or Guarantor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)

A moratorium is declared in respect of any indebtedness of a Borrower or Guarantor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium (unless agreed by the Lender in writing in its sole discretion).

24.1.7	Insolvency proceedings

(a)	Any material corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, bankruptcy or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of an Obligor;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, trustee or other similar officer in respect of an Obligor or any of its assets; or

(iv)	enforcement of any Encumbrance over any assets of an Obligor or,

(v)	or any analogous procedure or step is taken in any jurisdiction.

(b)

This Clause 24.1.7 shall not apply to (i) any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of commencement or (ii) any arrest or detention of a Vessel from which that Vessel is released within fourteen (14) days from the date of that arrest or detention.

24.1.8	Creditors' process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of an Obligor having an aggregate value USD 5,000,000 and is not discharged within fourteen (14) days.

24.1.9	Unlawfulness and invalidity

(a)

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents to which it is a party in accordance with their terms or any Transaction Encumbrance ceases to be effective.

(b)

Any obligation or obligations of any Obligor under any Finance Documents to which it is a party are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lender under the Finance Documents.

(c)

Any Finance Document ceases to be in full force and effect or any Transaction Encumbrance ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Lender) to be ineffective.

24.1.10	Cessation of business

(a)	A Borrower ceases, or threatens to cease, to carry on all or a substantial part of its business except as a result of a Permitted Disposal.

(b)	A Guarantor ceases, or threatens to cease, to carry on all or a substantial part of its business.

24.1.11	Change in ownership or control of a Borrower

There is any change in the beneficial ownership or control of a Borrower from that advised to the Lender by that Borrower at the date of this Agreement.

24.1.12	Expropriation

(a)

The authority or ability of an Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to an Obligor or any of its assets (other than any arrest or detention of a Vessel from which that Vessel is released within fourteen (14) days from the date of that arrest or detention).

(b)

This Clause shall not apply to (i) any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of commencement or (ii) any arrest or detention of a Vessel from which that Vessel is released within fourteen (14) days from the date of that arrest or detention.

24.1.13	Repudiation and rescission of agreements

(a)

An Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Encumbrances or evidences an intention to rescind or repudiate a Finance Document or any of the Transaction Encumbrances.

(b)

Subject to Clause 24.1.13(c), any party to any of the Relevant Documents that is not a Finance Document rescinds or purports to rescind or repudiates or purports to repudiate that Relevant Document in whole or in part where to do so has or is, in the reasonable opinion of the Lender, likely to have a Material Adverse Effect.

(c)

Any of the Management Agreements or a Future Charter is terminated, cancelled or otherwise ceases to remain in full force and effect at any time prior to its contractual expiry date and is not promptly replaced by a similar agreement in form and substance satisfactory to the Lender.

24.1.14	Conditions subsequent

Any of the conditions referred to in Clause 4.4 (Delivery conditions subsequent) to Clause 4.5 (No waiver) is not satisfied within the specified time.

24.1.15	Revocation or modification of Authorisation

Any Authorisation of any governmental, judicial or other public body or authority which is now, or which at any time during the Facility Period becomes, necessary to enable any of the Obligors or any other person (except the Lender) to comply with any of their obligations under any Relevant Document to which they are a party in accordance with their terms is not obtained, is revoked, suspended, withdrawn or withheld, or is modified in a manner which the Lender considers is, or may be, prejudicial to the interests of the Lender, or ceases to remain in full force and effect.

24.1.16	Challenge to registration

The registration of a Vessel or a Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or the validity or priority of a Mortgage is contested.

24.1.17	War

The country of registration of a Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Lender reasonably considers that, as a result, the security conferred by any of the Security Documents is materially prejudiced.

24.1.18	Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body, arbitral tribunal or agency are started or threatened, or any judgment or order of a court, arbitral body, arbitral tribunal, agency or other tribunal or any order or sanction of any governmental or other regulatory body is made, in relation to the Relevant Documents or the transactions contemplated in the Relevant Documents or against a Borrower or Guarantor or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect.

24.1.19	Material adverse change

Any event or circumstance occurs which the Lender reasonably believes has or is reasonably likely to have a Material Adverse Effect.

24.1.20	Sanctions

(a)

Any of the Obligors, any other member of the Group or any Affiliate of any of them becomes a Prohibited Person or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Prohibited Person or any of such persons becomes the owner or controller of a Prohibited Person.

(b)

Any proceeds of the Loan are made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise is, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)	Any of the Obligors, any other member of the Group or any Affiliate of any of them is not in compliance with all Sanctions.

24.2	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing, the Lender may do all or any of the following:

24.2.1	by notice to the Borrowers:

24.2.2	cancel the availability of the Loan, at which time it shall immediately be cancelled; and/or

24.2.3

declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents are immediately due and payable, at which time they shall become immediately due and payable; and/or

24.2.4	declare that all or part of the Loan is payable on demand, at which time it shall immediately become payable on demand by the Lender; and/or

24.2.5	exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

25.	CHANGES TO THE LENDER

25.1	Assignments and transfers by the Lender

Subject to this Clause 25, the Lender may by notification to the Borrowers:

25.1.1	assign any of its rights; or

25.1.2	transfer by novation any of its rights and obligations,

25.1.3

under any Finance Document to another bank or financial institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets in the maritime sector (the "New Lender") provided such bank or financial institution is not related to any of the Obligors.

25.1.4

For the avoidance of doubt, no Obligor shall be responsible for the costs or expenses of any assignment or transfer by the Lender pursuant to this Clause 25 unless an Event of Default has occurred and is continuing.

25.2	Conditions of assignment or transfer

If:

25.2.1	the Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

25.2.2

as a result of circumstances existing at the date the assignment, transfer or change occurs, a Borrower would be obliged to make a payment to the New Lender or the Lender acting through its new Facility Office under Clause 11 (Tax Gross Up and Indemnities) or Clause 12 (Increased Costs),

then the New Lender or the Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Lender or the Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

25.3	Limitation of responsibility of Lender

25.3.1	Unless expressly agreed to the contrary, the Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Relevant Documents or any other documents;

(b)	the financial condition of any Obligor;

(c)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Relevant Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with any of the Relevant Documents or any other document,

25.3.2	and any representations or warranties implied by law are excluded.

25.3.3	Each New Lender confirms to the Lender and the Secured Parties that it:

(a)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and each other member of the Group and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Lender in connection with any of the Relevant Documents; and

(b)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and each other member of the Group and its related entities for the duration of the Facility Period.

25.3.4	Nothing in any Finance Document obliges the Lender to:

(a)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

(b)	support any losses directly or indirectly incurred by the New Lender by reason of the non- performance by any Obligor of its obligations under the Relevant Documents or otherwise.

25.4	Security over Lender's rights

In addition to the other rights provided to the Lender under this Clause 25, the Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Encumbrances in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of the Lender including, without limitation:

25.4.1	any charge, assignment or other Encumbrance to secure obligations to a federal reserve or central bank; and

25.4.2

any charge, assignment or other Encumbrance granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by the Lender as security for those obligations or securities,

25.4.3	except that no such charge, assignment or Encumbrance shall:

(a)

release the Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Encumbrance for the Lender as a party to any of the Finance Documents; or

(b)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the Lender under the Finance Documents.

26.	CHANGES TO THE OBLIGORS

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.	APPLICATION OF PROCEEDS

27.1	Order of application

27.1.1

Subject to Clause 27.2 (Prospective liabilities), all amounts from time to time received or recovered by the Lender pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or part of the Transaction Encumbrances (for the purposes of this Clause 27, the "Recoveries") shall, following the occurrence of an Event of Default which is continuing be held by the Lender on trust to apply them at any time as the Lender (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 27), but otherwise in the following order:

(a)

firstly, in payment of all costs and expenses incurred by the Lender or any Secured Party in connection with any realisation or enforcement of the Transaction Encumbrances taken in accordance with the terms of this Agreement;

(b)	secondly, in or towards payment pro rata of any unpaid fee, costs and expenses of the Lender, any Receiver or any Delegate under the Finance Documents;

(c)	thirdly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(d)	fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(e)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

27.1.2	The balance (if any) of the amounts received shall be paid to the Borrowers or as the Borrowers may direct.

27.2	Prospective liabilities

27.2.1

Following acceleration under Clause 24.2 (Acceleration), the Lender may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Lender with such financial institution (including itself) and for so long as the Lender shall think fit (the interest being credited to the relevant account) for later application under Clause 27.1 (Order of application) in respect of:

(a)	any sum to the Lender or any Secured Party; and

(b)	any part of the Indebtedness,

that the Lender reasonably considers, in each case, might become due or owing at any time in the future.

27.3	Investment of proceeds

Prior to the application of the proceeds of the Recoveries in accordance with Clause 27.1 (Order of application), the Lender may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Lender with such financial institution (including itself) and for so long as the Lender shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Lender's discretion in accordance with the provisions of this Clause 27.

27.4	Currency conversion

27.4.1

For the purpose of, or pending the discharge of, any part of the Indebtedness the may convert any moneys received or recovered by the Lender other than in USD from that currency to another, at a market rate of exchange.

27.4.2	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

27.5	Permitted deductions

The Lender shall be entitled, in its discretion:

27.5.1

to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

27.5.2

to pay all Taxes which may be assessed against it in respect of any of the Security Assets, or as a consequence of performing its duties, or by virtue of its capacity as the Lender under any of the Finance Documents or otherwise, but shall, for the avoidance of doubt, exclude any corporation or other income tax levied on the Lender.

28.	CONDUCT OF BUSINESS BY THE LENDER

No provision of this Agreement will:

28.1.1	interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

28.1.2	oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

28.1.3	oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.	PAYMENT MECHANICS

29.1	Payments to the Lender

29.1.1

On each date on which an Obligor is required to make a payment under a Finance Document, that Obligor shall make the same available to the Lender for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

29.1.2	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Lender, in each case, specifies.

29.2	Partial payments

29.2.1

Provided that no acceleration has occurred under Clause 24.2 (Acceleration), if the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Lender shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)	firstly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Lender, any Receiver or any Delegate under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

29.2.2

Following the occurrence of an Event of Default which is continuing, the Lender may vary the order set out in Clause 29.2.1. Any such variation may include the re-ordering of obligations set out in that Clause.

29.2.3	Clauses 29.2.1 and 29.2.2 will override any appropriation made by an Obligor.

29.3	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.4	Business Days

29.4.1

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

29.4.2	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.5	Currency of account

29.5.1	Subject to Clauses 29.5.2 to 29.5.5, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

29.5.2	A repayment or payment of all or part of a Tranche or an Unpaid Sum shall be made in the currency in which that Tranche or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

29.5.3	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

29.5.4	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

29.5.5	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

29.6	Change of currency

29.6.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender (after consultation with the Borrowers); and

(b)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender (acting reasonably).

29.6.2

If a change in any currency of a country occurs, this Agreement will, to the extent the Lender (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

29.7	Disruption to payment systems etc.

If either the Lender determines that a Disruption Event has occurred or the Lender is notified by the Borrowers that a Disruption Event has occurred:

29.7.1

the Lender may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Loan as the Lender may deem necessary in the circumstances;

29.7.2

the Lender shall not be obliged to consult with the Borrowers in relation to any changes mentioned in Clause 29.7.1 if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to any such changes;

29.7.3

any such changes agreed upon by the Lender and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents; and

29.7.4

the Lender shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Lender) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 29.7.

30.	SET-OFF

The Lender may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set- off.

31.	NOTICES

31.1	Communications in writing

31.1.1	Subject to Clause 31.1.2, any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

31.1.2	For the avoidance of doubt, any Utilisation Request shall be by letter.

31.2	Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

31.2.1	in the case of each Borrower:

Address: c/o 4 Messogiou & Evropis Street, 151 24 Maroussi, Athens, Greece

Attention: Anastasios Aslidis / Symeon Pariaros

Email Address: aha@euroseas.gr / smp@euroseas.gr

31.2.2	the case of the Lender:

Address: National Bank of Fujairah PJSC, PO Box 2979, Dubai, United Arab Emirates

Attention: Bilal Hasan Ashraf, Head, Energy & Marine and GLC

Email Address: bilal.ashraf@nbf.ae and sabah.khaled@nbf.ae

or any substitute address, or department or officer as the Party may notify to the other by not less than five Business Days' notice.

31.3	Delivery

31.3.1	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; and

(b)	if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

31.3.2

Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender's signature below (or any substitute department or officer as the Lender shall specify for this purpose).

31.3.3	Any communication or document which becomes effective, in accordance with this Clause 31.3, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

31.4	Electronic communication

31.4.1

Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(a)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(b)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

31.4.2	Any such electronic communication or delivery as specified in Clause 31.4.1 to be made between an Obligor and the Lender may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

31.4.3

Any such electronic communication or document made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Lender only if it is addressed in such a manner as the Lender shall specify for this purpose.

31.4.4

Any electronic communication or document which becomes effective, in accordance with Clause 31.4.3, after 5.00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

31.4.5

Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 31.4.

31.5	English language

Any notice given under or in connection with any Finance Document must be in English. All other documents provided under or in connection with any Finance Document must be:

31.5.1	in English; or

31.5.2

if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.	CALCULATIONS AND CERTIFICATES

32.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are absent manifest error prima facie evidence of the matters to which they relate.

32.2	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3	Day count convention and interest calculation

32.3.1	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(a)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(b)	subject to Clause 32.3.2, without rounding.

32.3.2	The aggregate amount of interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to two decimal places.

33.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender or any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of the Lender or any Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

35.	CONFIDENTIALITY

35.1	Confidential Information

35.1.1

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 35.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

35.2	Disclosure of Confidential Information

35.2.1	The Lender may disclose:

(a)

to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 35.2.1(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Borrowers and to any of that person's Affiliates, Representatives and professional advisers;

(iii)

appointed by the Lender or by a person to whom Clause 35.2.1(b)(i) or 35.2.1(b)(ii) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 35.2.1(b)(i) or 35.2.1(b)(ii);

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit the Lender charges, assigns or otherwise creates Encumbrances (or may do so) pursuant to Clause 25.4 (Security over Lender's rights);

(viii)	who is a Party; or

(ix)	with the consent of the Borrowers,

in each case, such Confidential Information as the Lender shall consider appropriate if:

(A)

in relation to Clauses 35.2.1(b)(i), 35.2.1(b)(ii) and 35.2.1(b)(iii), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to Clause 35.2.1(b)(iv), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to Clauses 35.2.1(b)(v), 35.2.1(b)(vi) and 35.2.1(b)(vii), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender, it is not practicable so to do in the circumstances; and

(D)

to any person appointed by the Lender or by a person to whom Clause 35.2.1(b)(i) or 35.2.1(b)(ii) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 35.2.1(b)(ix)(D) if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking; and

(E)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrowers and/or the Group if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

35.2.2

The Obligors may disclose to the US Securities and Exchange Commission Confidential Information to the extent required to comply with the disclosure obligations of the Guarantor to the US Securities and Exchange Commission.

35.3	Entire agreement

This Clause 35 constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

35.4	Inside information

The Lender acknowledges that some or all of the Confidential Information is or may be price- sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Lender undertakes not to use any Confidential Information for any unlawful purpose.

35.5	Notification of disclosure

The Lender agrees (to the extent permitted by law and regulation) to inform the Borrowers:

35.5.1

of the circumstances of any disclosure of Confidential Information made pursuant to Clause 35.2.1(b)(v) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

35.5.2	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35.

35.6	Continuing obligations

The obligations in this Clause 35 are continuing and, in particular, shall survive and remain binding on the Lender for a period of 12 months from the earlier of:

35.6.1	the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and the Loan has been cancelled or otherwise ceases to be available; and

35.6.2	the date on which the Lender otherwise ceases to be the Lender.

36.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

37.	AMENDMENTS

37.1	Amendments

Any term of the Finance Documents may be amended or waived only with the consent of the Lender and the Borrowers and any such amendment or waiver will be binding on all Parties.

37.2	Exceptions

Changes to Reference Rate

37.2.1	In this Clause 37.2:

"Published Rate" means SOFR, or the Term SOFR for any Quoted Tenor.

"Published Rate Replacement Event" means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Lender materially changed;

(b)

(i)

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(i)

the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(iii)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(iv)	pre-cessation announcement or publication.

(c)

the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Lender) temporary; or

(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than one month; or

(d)	in the opinion of the Lender, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

"Quoted Tenor" means, in relation to Term SOFR any period for which that rate is customarily displayed on the relevant page or screen of an information service. "Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Replacement Reference Rate" means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both (i) and (ii), the "Replacement Published Rate" will be the replacement under (ii);

(b)	in the opinion of the Lender and the Borrowers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Published Rate; or

(c)	in the opinion of the Lender and the Borrowers, an appropriate successor to a Published Rate.

37.2.2	Subject to this Clause 37.2 (Exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate, any amendment or waiver which relates to:

(a)	providing for the use of a Replacement Reference Rate in place of that Published Rate; and

(b)

(i)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(ii)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(iii)	implementing market conventions applicable to that Replacement Reference Rate;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(v)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Lender.

Sustainability

37.2.3	In this Clause 37.2:

"CII" means Carbon Intensity Indicator, as provided in the MARPOL Carbon Intensity Regulations.

"CII Rating" means the Vessel's attained operational carbon intensity rating, expressed as a rating from A-E in a calendar year, as calculated in accordance with the MARPOL Carbon Intensity Regulations.

"EEOI" means Energy Efficiency Operational Index as per IMO MEPC.1/Circ.684, 2009.

"Reported EEOI" is the operational efficiency of the Vessel quantified by measuring the annual average carbon intensity of the Vessel per transport work which is reported annually in gCO2 per ton of cargo shipped/nautical mile travelled and it is verified by the company’s Approved Classification Society or other competent authority in respect of the Vessel or in case said entities are unable to provide such a verification by the Manager.

"Pricing Adjustment Period" means, the period commencing on the first (1st) day of the Interest Period after a Sustainability Performance Certificate related to the Vessel has been delivered to the Lender and ending on the first (1st) anniversary thereof provided that the last such period may last only few months as it will reach the Termination Date.

"Sustainability Period" means, in respect of a Vessel, the period commencing on the later of 1 January 2024 and the day the Vessel came under the management of the Manager, and ending on 31 December 2024, and each subsequent 12-month period thereafter.

"Sustainability Performance Certificate" means a certificate in the form set out in SCHEDULE 5 (Form of Sustainability Performance Certificate) signed by a director of the Borrower or the Chief Executive Officer or Chief Financial Officer of the Guarantor, that shows the Vessel's CII Rating and sets forth the Vessel's CII Rating and Reported EEOI certified by the Approved Classification Society or other competent authority in respect of the Vessel.

37.2.4	On the first day of each Pricing Adjustment Period, the Margin applicable to the Loan outstanding shall be increased by up to zero point zero five per cent (0.05%) per annum, in case:

(i)	the Vessel CII Rating for the previous year is “C” or worse; and

(ii)	the Vessel's Reported EEOI for the same period is higher than 23gCO2 per cargo ton transported/nautical mile (the "Sustainability Pricing Adjustment").

37.2.5	At the expiry of a Pricing Adjustment Period the applicable Margin to the Loan shall revert to one point ninety-five per cent (1.95%) per annum.

37.2.6

The Sustainability Pricing Adjustment applicable to the Loan shall at no time fall below 0.05% per annum for the duration of the Facility Period and shall not be increased further during a subsequent Pricing Adjustment Period.

38.	JOINT AND SEVERAL LIABILITY

38.1	Nature of liability

The representations, warranties, covenants, obligations and undertakings of the Borrowers contained in this Agreement shall be joint and several so that each Borrower shall be jointly and severally liable with all the Borrowers for all of the same and such liability shall not in any way be discharged, impaired or otherwise affected by:

38.1.1	any forbearance (whether as to payment or otherwise) or any time or other indulgence granted to any other Borrower or any other Obligor under or in connection with any Finance Document;

38.1.2	any amendment, variation, novation or replacement of any other Finance Document;

38.1.3	any failure of any Finance Document to be legal valid binding and enforceable in relation to any other Borrower or any other Obligor for any reason;

38.1.4	the winding-up or dissolution of any other Borrower or any other Obligor;

38.1.5	the release (whether in whole or in part) of, or the entering into of any compromise or composition with, any other Borrower or any other Obligor; or

38.1.6	any other act, omission, thing or circumstance which would or might, but for this provision, operate to discharge, impair or otherwise affect such liability.

38.2	No rights as surety

Until the Indebtedness has been unconditionally and irrevocably paid and discharged in full, each Borrower agrees that it shall not, by virtue of any payment made under this Agreement on account of the Indebtedness or by virtue of any enforcement by the Lender of its rights under this Agreement or by virtue of any relationship between, or transaction involving, the relevant Borrower and any other Borrower or any other Obligor:

38.2.1	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Lender or any other person; or

38.2.2	exercise any right of contribution from any other Borrower or any other Obligor under any Finance Document; or

38.2.3	exercise any right of set-off or counterclaim against any other Borrower or any other Obligor; or

38.2.4	receive, claim or have the benefit of any payment, distribution, security or indemnity from any other Borrower or any other Obligor; or

38.2.5

unless so directed by the Lender (when the relevant Borrower will prove in accordance with such directions), claim as a creditor of any other Borrower or any other Obligor in competition with the Lender, and each Borrower shall hold in trust for the Lender and forthwith pay or transfer (as appropriate) to the Lender any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

39.	GOVERNING LAW

39.1	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

40.	ENFORCEMENT

40.1	Jurisdiction

40.1.1

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

40.1.2

Notwithstanding Clause 40.1.1, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

40.2	Service of process

40.2.1	Without prejudice to any other mode of service allowed under any relevant law, each Borrower:

(a)

irrevocably appoints Shoreside Agents Ltd, 5 St Helen's Place, London EC3A 6AB, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify that Borrower of the process will not invalidate the proceedings concerned.

40.2.2

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process or terminates its appointment as agent for service of process, the relevant Borrower must immediately (and in any event within ten (10) days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

THIS AGREEMENT has been entered into and delivered on the date stated at the beginning of this Agreement.

SCHEDULE 1

Conditions Precedent and Subsequent

PART 1

Initial conditions precedent to delivery of Utilisation Request

1.	OBLIGORS

1.1	Constitutional documents

Copies of the constitutional documents of each Obligor and the Manger together with such other evidence as the Lender may reasonably require that each Obligor is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party.

1.2	Certificates of good standing

A certificate of good standing in respect of each Obligor and the Manger.

1.3	Board resolutions

A copy of a resolution of the board of directors of each Obligor and the Manger:

1.3.1	approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it execute those Relevant Documents; and

1.3.2	authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf.

1.4	Specimen signatures

A specimen of the signature of each person actually executing any of the Relevant Documents pursuant to the resolutions referred to in paragraph 1.4.

1.5	Shareholder resolutions

If required by the relevant legal counsel, a copy of a resolution signed by all the holders of the issued shares in each Borrower and the Manager, approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party.

1.6	Officer's certificates

An original certificate of a duly authorised officer of each Obligor and the Manager:

1.6.1	certifying that each copy document relating to it specified in this Part I of Schedule 1 is correct, complete and in full force and effect;

1.6.2	setting out the names of its directors, officers and shareholders (save for the shareholders of the Guarantor) and the proportion of shares held by each shareholder;

1.6.3	confirming that borrowing or guaranteeing or securing, as appropriate, the Loan would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

1.7	Powers of attorney

The original power of attorney of each of the Borrower, notarially attested and legalised under which the Relevant Documents to which it is or is to become a party are to be executed or transactions undertaken by that Borrower.

2.	SECURITY AND RELATED DOCUMENTS

2.1	Vessel documents

Copies of:

2.1.1	the ISM Company's current DOC;

2.1.2	the Building Contracts;

2.1.3

the commercial invoice issued by the Builder evidencing the obligation of the Borrower to pay the relevant instalment to the Builder under the Building Contract on a date no later than the proposed Utilisation Date of the Utilisation in question.

2.2	Security Documents

Duly executed and dated originals of each Guarantee, the Shares Securities, the Accounts Security, each Mortgage, each Assignment and each Managers Undertakings together with all other documents required by any of them, including, without limitation,

2.2.1	all notices of assignment; and

2.2.2	pursuant to the Shares Securities, all share certificates, certified copy share registers or registers of members, transfer forms, proxy forms, letters of resignation and letters of undertaking.

2.3	EQUITY CONTRIBUTION

Evidence of full payment to the Builder of the prior instalments of each Vessel under each Building Contract.

2.4	LEGAL OPINIONS

The following legal opinions substantially in the forms provided to the Lender prior to the date of this Agreement, or confirmation satisfactory to the Lender that such opinions will be given:

2.4.1	a legal opinion of Holman Fenwick Willan Middle East LLP, legal advisers to the Lender as to English and UAE law; and

2.4.2	a legal opinion of Hill Dickinson International, legal advisers to the Lender as to Liberian law; and

2.4.3	a legal opinion of Hill Dickinson International, legal advisers to the Lender as to Marshall Islands' law.

3.	OTHER DOCUMENTS AND EVIDENCE

3.1.1	A duly completed original Utilisation Request.

3.1.2	Evidence that any process agent referred to in Clause 41.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.

3.1.3

A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.

3.1.4

A copy the Original Financial Statements unless such information in respect of said Financial Statements of the Guarantor and its subsidiaries (including the Borrowers) is otherwise publicly available to the Lender.

3.1.5	Evidence that the fees, costs and expenses then due from the Borrowers under Clause 10 (Fees) and Clause 15 (Costs and Expenses) have been paid or will be paid by the relevant Utilisation Date.

3.1.6

Such documentation and other evidence as is reasonably requested by the Lender in order for the Lender to comply with all necessary "know your customer" or similar identification procedures in relation to the transactions contemplated in the Finance Documents.

3.1.7	A chart showing the structure of the Group certified by a director of the Guarantor.

3.1.8	Such duly signed forms of mandate, and/or other evidence of the opening of the Accounts, as the Lender may require.

3.1.9

The written confirmation of the Account Holder that the Accounts have been opened with the Account Holder and to its actual knowledge are free from Encumbrances other than as created by or pursuant to the Security Documents and rights of set off in favour of the Account Holder as account holder.

3.1.10	Evidence of the registration of the Accounts Security with the Emirates Integrated Registries Company.

PART 2

Delivery conditions precedent

1.	OFFICER'S CERTIFICATE

A certificate signed by a duly authorised officer of each Obligor and the Manager confirming that none of the documents and evidence delivered to the Lender pursuant to Clauses 4.1 (Initial conditions precedent) has been amended, modified or revoked in any way since its delivery to the Lender.

2.	EVIDENCE OF BORROWER'S TITLE AND MORTGAGE REGISTRATION

2.1	Evidence that on the Delivery Date:

2.1.1	the Vessel will be at least provisionally registered under the flag stated in Schedule 4 (Vessels' Details) in the ownership of the Borrower; and

2.1.2	the Mortgage will be capable of being registered against the Vessel with first priority.

2.2	The executed, timed and dated protocol of delivery and acceptance in respect of the Vessel evidencing the Delivery Date for that Vessel.

3.	OTHER DOCUMENTS

3.1	A valuation of the Vessel addressed to the Lender from and Approved Valuer certifying the Market Value for the Vessel, acceptable to the Lender.

3.2	A copy of the Management Agreement for the Vessel.

3.3	Evidence that all applicable fees to be paid on or before the Utilisation Date in relation to the Vessel under Clause 10 (Fees) have or will be paid.

PART 3

Delivery conditions subsequent

1.	EVIDENCE OF BORROWER'S TITLE

Within one (1) day after the Delivery Date, the certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the flag stated in Schedule 4 (Vessels' Details) confirming that:

1.1	the Vessel is provisionally registered under that flag in the ownership of the Borrower;

1.2	the Mortgage has been registered with first priority against the Vessel; and

1.3	there are no further Encumbrances registered against the Vessel.

2.	LETTERS OF UNDERTAKING

Within seven (7) days after the Delivery Date, letters of undertaking in respect of the Insurances as required by the Finance Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Lender.

3.	LEGAL OPINIONS

Within 14 days after the Delivery Date, such of the legal opinions specified in this Schedule 1 as have not already been provided to the Lender.

4.	SECURITY AND RELATED DOCUMENTS

4.1	Vessel documents

Within one (1) day after the Delivery Date, copies of:

4.1.1	the builder's certificate and/or bill of sale transferring title in the Vessel to the Borrower free of all encumbrances, maritime liens or other debts;

4.1.2	the protocol of delivery and acceptance evidencing the unconditional physical delivery of the Vessel by the Builder to the Borrower pursuant to the Building Contract;

4.1.3	the commercial invoice issued by the Builder in respect of the final contract price of the Vessel;

4.1.4	the declaration of warranty issued by the Builder to the Borrower pursuant to the Building Contract;

4.1.5

any charterparty or other contract of employment of the Vessel exceeding six (6) months which will be in force on the Delivery Date including, without limitation, the Future Charter and if no such charterparty or other contract exists on Delivery Date, it shall be provided to the Lender immediately once it is entered into;

4.1.6	the Vessel's current Safety Construction, Safety Equipment, Safety Radio and Load Line Certificates;

4.1.7	if applicable, evidence of the Vessel's current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990;

4.1.8	the Vessel's current SMC;

4.1.9	the Vessel's current ISSC;

4.1.10	the Vessel's current IAPPC; and

4.1.11	the Vessel's current Tonnage Certificate,

in each case together with all addenda, amendments or supplements.

4.2	Confirmation of class

Within 30 days after the Delivery Date an interim certificate from the Approved Classification Society or such other classification society as may be acceptable to the Lender confirming that the Vessel is classed with the highest Class applicable to vessels of her type free from all overdue recommendations and conditions affecting Class.

4.3	Evidence of insurance

Within 1 day after the Delivery Date, evidence that the Vessel is insured in the manner required by the Finance Documents and that letters of undertaking will be issued in the manner required by the Finance Documents, together with (if required by the Lender) the written approval of the Insurances by an insurance adviser appointed by the Lender.

5.	OTHER RELEVANT DOCUMENTS

5.1	Within 1 day after the Delivery Date, copies of each of the Relevant Documents not otherwise comprised in the documents listed in Parts I to IV of this Schedule 1.

5.2

Within 1 day after the Delivery Date, evidence that any process agent referred to in Clause 41.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.

5.3

Within 1 day after the Delivery Date, a copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.

5.4

Within 2 days after the Delivery Date, evidence that the prescribed particulars of any Security Documents received by the Lender pursuant to this Schedule 1 have been delivered to the relevant registries in the relevant Obligor's or the Manager's jurisdiction within the statutory time limit.

5.5

Within thirty (30) days after the Delivery Date, the certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the flag stated in Schedule 4 (Vessels' Details) confirming that:

5.5.1	the Vessel is provisionally registered under that flag in the ownership of the Borrower;

5.5.2	the Mortgage has been registered with first priority against the Vessel; and

5.5.3	there are no further Encumbrances registered against the Vessel.

SCHEDULE 2

Utilisation Request

From:	Stephania Shipping Ltd and Monica Shipowners Ltd

To:	National Bank of Fujairah PJSC

Dated:	______________________________ 2024

USD 45,000,000 Loan Agreement dated [●] 2024 between Stephania Shipping Ltd, Monica

Shipowners Ltd and the National Bank of Fujairah PJSC (the "Agreement")

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to make a Utilisation in respect of the Tranche relating to the Vessel below on the following terms:

Vessel:	[A][B]

Tranche:	[A][B]

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Currency of Utilisation:	Dollars

Amount:	[●]

Interest Period:	[●]

3	[You are authorised and requested to deduct from the proceeds of the Utilisation prior to funds being remitted the following amounts set out against the following items:

Deductible Items

Fees	[●]

Minimum Balance	[●]

Net proceeds of the Utilisation	[●]]

4	We confirm that each condition specified in Clause 4.3 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

5

The proceeds of the Utilisation should be paid in accordance with the provisions of the Building Contract in respect of the above Vessel [in][towards] payment of the [●] instalment of the purchase price of the above Vessel.

6	This Utilisation Request is irrevocable.

…………………………………

authorised signatory for

[names of Borrowers] [duplicate the signature block for each Borrower]

[name of Guarantor] [delete if not permitted by Clause 5.1 (Delivery of a Utilisation Request)]

SCHEDULE 3

Form of Compliance Certificate

To:	National Bank of Fujairah PJSC

From:	[Stephania Shipping Ltd] [Monica Shipowners Ltd]

Dated:	______________________________ 2024

USD 45,000,000 Loan Agreement dated [●] 2024 between Stephania Shipping Ltd, Monica Shipowners Ltd and National Bank of Fujairah PJSC and the Guarantee dated [●] 2024 granted by Euroseas Ltd. in favour of National Bank of Fujairah PJSC (the "Guarantee") in respect of Loan Agreement

1

We refer to the Loan Agreement and the Guarantee. This is a Compliance Certificate. Terms defined in the Loan Agreement and the Guarantee have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We separately and independently confirm that: [Insert details of covenants to be certified]

[3]	[We separately and independently confirm that no Default is continuing.]*

Signed:	………………………………………………	………………………………………………
	Director	Director
	of	of
	[Borrower]	[Borrower]

Signed:	………………………………………………
Director
of Euroseas Ltd.

Signed:	………………………………………………
Director
of Euroseas Ltd.

[insert applicable certification language]

………………………………………………

for and on behalf of

[name of auditors of the Borrower and the Guarantor]

_____________________________

*If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 4

Vessels' Details

Vessel A

Vessel Name	STEPHANIA K
Type of Vessel	Container
IMO. Number	9971018
Official Number	22037
Builder	Hyundai Mipo Dockyard Co., Ltd
Refund Guarantor	Shinhan Bank
Flag on delivery	The Republic of Liberia
Approved Classification Society	DNV

Vessel B

Vessel Name	MONICA
Type of Vessel	Container
IMO. Number	9971006
Official Number	22036
Builder	Hyundai Mipo Dockyard Co., Ltd
Refund Guarantor	Shinhan Bank
Flag on delivery	The Republic of Liberia
Approved Classification Society	DNV

SCHEDULE 5

Form of Sustainability Performance Certificate

To:	National Bank of Fujairah PJSC

From:	[Stephania Shipping Ltd] [Monica Shipowners Ltd]

Dated:	______________________________ 2024

Dear Sirs

Loan agreement dated [●] 2024 in respect of a loan of up to USD45,000,000 (the "Loan Agreement") made between (i) STEPHANIA SHIPPING LTD and MONICA SHIPOWNERS LTD as joint and several borrowers (the "Borrowers") and (ii) NATIONAL BANK OF FUJAIRAH PJSC as lender (the "Lender")

1	We refer to the Loan Agreement. This is a Sustainability Performance Certificate. Words and expressions whose meanings are defined in the Loan Agreement shall have the same meanings when used herein.

2

We hereby certify and confirm that, (i) the [Vessel's A] [Vessel's B] CII Rating for the year ending on 31 December 20[●] was [●], (ii) the [Vessel's A] [Vessel's B] Reported EEOI for the same period was [●] [resulting in an applicable Margin [increase] of [●]% per annum]/[and therefore the applicable Margin will remain unchanged] in respect of the Loan until the end of the next Pricing Adjustment Period.

3	The above calculation is based on the attached documents for the year ending [ ].

Yours faithfully

………………………………………..

[Stephania Shipping Ltd] [Monica Shipowners Ltd]

By:

Title:

SIGNATURES

THE BORROWERS

Signed and delivered as a deed		)
by MONICA SHIPOWNERS LTD		)
acting by		)	/s/ Alexandros Kapellaris

in the presence of:

Witness signature:	/s/ Stefania Karmiri
Name:
Address:

Signed and delivered as a deed		)
by STEPHANIA SHIPPING LTD		)	/s/ Alexandros Kapellaris
acting by		)

in the presence of:

Witness signature:	/s/ Stefania Karmiri
Name:
Address:

The Lender
Signed and delivered as a deed		)
by NATIONAL BANK OF FUAJAIRAH PJSC		)	/s/ Rameshwaran Kumarasamy
acting by		)

in the presence of:

Witness signature:	/s/ Bilal Hasan Ashraf
Name:
Address: